Exhibit 10.12

CREDIT AGREEMENT
among
NEUTRON HOLDINGS, INC.,
as Borrower
THE LENDERS PARTY HERETO FROM TIME TO TIME,
as Lender,
ALTER DOMUS (US) LLC
as Initial Administrative Agent and
DIAMETER FINANCE ADMINISTRATION LLC,
as Collateral Agent
Dated as of October 5, 2023

i

5.14	Capitalization and Subsidiaries	47
5.15	Pledged Securities; Instruments	47
5.16	Solvency	48
5.17	Financial Condition	48
5.18	Real Property	48
5.19	ERISA Compliance	48
5.20	Environmental Compliance	49
5.21	Insurance	50
5.22	Labor Matters	50

SECTION 6 INSURANCE; INDEMNIFICATION		51

6.1	Coverage	51
6.2	Certificates	51

SECTION 7 COVENANTS		52

7.1	Financial Reports	52
7.2	Management Rights	55
7.3	Further Assurances	55
7.4	Indebtedness	55
7.5	Liens	56
7.6	Investments	56
7.7	Distributions	57
7.8	Transfers	58
7.9	Mergers or Acquisitions	58
7.10	Taxes	58
7.11	Certain Changes	58
7.12	Cash Management	59
7.13	Additional Subsidiaries	59
7.14	Use of Proceeds	61
7.15	Compliance with Laws	61
7.16	Intellectual Property	62
7.17	Transactions with Affiliates	62
7.18	Change in Business	62
7.19	Post‑Closing Deliveries	63
7.20	[Reserved]	63
7.21	Minimum Liquidity	63
7.22	Permitted Warrant Transactions	63

SECTION 8 [RESERVED]		63

SECTION 9 EVENTS OF DEFAULT		63

9.1	Payments	63

9.2	Covenants	63
9.3	Material Adverse Effect	64
9.4	Representations	64
9.5	Insolvency	64
9.6	Attachments; Judgments	64
9.7	Other Obligations	65
9.8	ERISA	65
9.9	Change of Control	65
9.10	Guaranty	65
9.11	Invalidity of Loan Documents	65
9.12	UBER Insolvency	65

SECTION 10 REMEDIES		66

10.1	General	66
10.2	Credit Bidding	66
10.3	Cumulative Remedies	67

SECTION 11 MISCELLANEOUS		67

11.1	Severability	67
11.2	Notice	67
11.3	Entire Agreement; Amendments	70
11.4	No Strict Construction	71
11.5	No Waiver	71
11.6	Survival	71
11.7	Successors and Assigns	71
11.8	Governing Law	72
11.9	Consent to Jurisdiction and Venue	72
11.10	Mutual Waiver of Jury Trial / Judicial Reference	73
11.11	Professional Fees; Indemnification	73
11.12	Confidentiality	75
11.13	Assignment of Rights	76
11.14	Revival of Secured Obligations; Termination	76
11.15	Counterparts	77
11.16	No Third Party Beneficiaries	77
11.17	Agency	77
11.18	Publicity	84
11.19	Release	84
11.20	Acknowledgement and Consent to Bail‑In of Affected Financial Institutions	85
11.21	Erroneous Payments	86

TABLE OF EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A	Advance Request
Exhibit B	Secured Term Promissory Note
Exhibit C	Compliance Certificate
Exhibit D	Intercompany Subordination Agreement
Exhibit E‑1	Form of U.S. Tax Compliance Certificate (Foreign Lenders that are not Partnerships)
Exhibit E‑2	Form of U.S. Tax Compliance Certificate (Foreign Lenders that are Partnerships)
Exhibit F	Form of Solvency Certificate
Exhibit G	Form of Assignment and Assumption
Exhibit H	Form of Prepayment Notice

SCHEDULES

Schedule 1.1	Commitments
Schedule 1A	Existing Indebtedness
Schedule 1B	Existing Investments
Schedule 1C	Existing Liens
Schedule 5.1	Name, Locations, and Other Information
Schedule 5.8	Tax Matters
Schedule 5.12	Deposit Accounts, Securities Accounts and Commodities Accounts
Schedule 5.14	Capitalization
Schedule 5.15	Pledged Securities; Required Consents
Schedule 5.18	Real Property
Schedule 5.22	Collective Bargaining Agreements
Schedule 7.19	Post‑Closing Deliveries

CREDIT AGREEMENT
This CREDIT AGREEMENT is made and dated as of October 5, 2023 and is entered into by and among Neutron Holdings, Inc., a Delaware corporation (“Borrower”), the lenders from time to time party hereto (collectively, the “Lenders” and each, a “Lender”), ALTER DOMUS (US) LLC in its capacity as initial administrative agent for Lender (in such capacity, together with any successors and assigns, the “Initial Administrative Agent”) and DIAMETER FINANCE ADMINISTRATION LLC, in its capacity as collateral agent for Lender (in such capacity, together with any successors and assigns, the “Collateral Agent” and, together with the Administrative Agent, collectively, “Agent”).
RECITALS
WHEREAS, on the Closing Date, Borrower intends to refinance (collectively, the “Closing Date Refinancing”) an existing credit facility under that certain Credit Agreement, dated as of June 4, 2021, by and among Borrower, as borrower, and Clover Private Credit Opportunities Origination II LP, as lender (the “Prior Indebtedness”).
WHEREAS, Borrower has requested Lender to make available on the Closing Date to Borrower one or more term loans in an aggregate principal amount of up to $115,000,000.
WHEREAS, Lender is willing to make such term loan on the terms and conditions set forth in this Agreement.
AGREEMENT
NOW, THEREFORE, Borrower, Agent and Lender agree as follows:
SECTION 1 DEFINITIONS AND RULES OF CONSTRUCTION
1.1    Certain Defined Terms. Unless otherwise defined herein, the following capitalized terms shall have the following meanings:
“2020 Convertible Notes” means the secured convertible promissory notes issued pursuant to that certain Note Purchase Agreement dated May 7, 2020, as amended, amended and restated, supplemented or otherwise modified from time to time.
“2021 Convertible Notes” means the secured convertible promissory notes issued pursuant to that certain Note Purchase Agreement dated October 29, 2021, as amended, amended and restated, supplemented or otherwise modified from time to time.
“Account Control Agreement” means, with respect to Controlled Accounts, as applicable, established by a Loan Party (other than Excluded Accounts), an agreement, in form and substance reasonably satisfactory to the Collateral Agent (acting at the direction of the Required Lenders), establishing “control” of such Controlled Accounts within the meaning of Articles 8 and 9, as applicable, of the UCC.

“Acquisition” means any transaction or series of related transactions consummated by Borrower and/or any of its Subsidiaries after the Closing Date for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business, line of business or division or other unit of operation of a Person, (b) the acquisition of fifty percent (50%) or more of any class of Equity Interests of any Person, whether or not involving a merger, consolidation or similar transaction with such other Person, or otherwise causing any Person to become a Subsidiary of Borrower, or (c) the acquisition of, or the right to use, develop, license or sell (in each case, including through licensing), any product, product line, royalty rights or Intellectual Property of or from any other Person.
“Administrative Agent” means the Initial Administrative Agent and any of its successor or assigns.
“Advance” means the Term Loan Advance.
“Advance Date” means the funding date of any Advance.
“Advance Request” means a written request for Advance submitted by Borrower to Agent in substantially the form of Exhibit A or such other form approved by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question. As used in the definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. If not otherwise specified or required by the context, “Affiliate” shall refer to an Affiliate of Borrower.
“Agent” has the meaning given to such term in the preamble to this Agreement.
“Agent Fee Letter” means the Agent Fee Letter, dated as of the date hereof, by and between the Borrower and the Collateral Agent, for the benefit of each Agent, as it may be amended, amended and restated, supplemented or otherwise modified from time to time.
“Agreement” means this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.
“Alter Domus” means Alter Domus (US) LLC.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption, including without limitation the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 and other similar legislation in any other jurisdictions.

“Anti-Terrorism Laws” means any laws, rules, regulations or orders relating to terrorism or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.
“Assignee” has the meaning given to it in Section 11.13.
“Assignment and Assumption” means an assignment and assumption substantially in the form of Exhibit G, or such other form as shall be approved by the Administrative Agent.
“Authorized Officer” means the chairman of the board, chief executive officer, chief financial officer, the president, vice president (or equivalent thereof), manager (or manager of such Person’s sole member), or treasurer (or head of treasury), in each case, of a Loan Party, or any other officer having substantially the same authority and responsibility (or, in the case of any Foreign Subsidiary, a director or other authorized signatory of such Foreign Subsidiary).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule. and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as now or hereafter in effect, or any successor thereto.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plans” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.
“Board” means, with respect to any Person that is a corporation, its board of directors, with respect to any Person that is a limited liability company, its board of managers, board of members or similar governing body, and with respect to any other Person that is a legal entity, such Person’s governing body in accordance with its Organizational Documents.
“Borrower” has the meaning given to such term in the preamble to this Agreement.
“Business” means the business of the Borrower and its Subsidiaries, which includes micromobility, including, without limitation, electronic scooter and bike rentals and related micromobility businesses.
“Business Day” means any day other than Saturday, Sunday and any other day on which banking institutions in the State of New York are closed for business.
“Cash” means all cash, cash equivalents and liquid funds.
“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight draft facility that is not in default); automated clearing house transactions, treasury and/or cash management services, including, without limitation, treasury, depository, overdraft, credit, purchasing or debit card, non-card e-payable services, electronic funds transfer, treasury management services (including controlled disbursement services, overdraft automatic clearing house fund transfer services, return items and interstate depository network services), other demand deposit or operating account relationships, foreign exchange facilities, and merchant services.
“Cash Payment Conditions” means, with respect to any cash payment made under a Permitted Warrant Transaction as a result of the election of “cash settlement” (or substantially equivalent term) as the “settlement method” (or substantially equivalent term) thereunder by Borrower (or its Affiliate) (including in connection with the exercise and/or early unwind or settlement thereof), satisfaction of each of the following events at the time of such payment: (a) no Default or Event of Default shall exist or result therefrom and (b) Borrower’s Qualified Cash shall be no less than 150% of the outstanding Secured Obligations.
“Cash Settlement Conditions” means, with respect to the settlement of any conversion (or redemption) of any Permitted Convertible Indebtedness, satisfaction of each of the following events at the time of delivery of the conversion consideration: (a) both immediately before and after giving effect thereto, no Default or Event of Default shall exist or result therefrom and (b) Borrower’s Qualified Cash shall be no less than 150% of the outstanding Secured Obligations.

“Certificate of Incorporation” means that certain Ninth Amended and Restated Certificate of Incorporation of Borrower, as in effect on the date hereof.
“CFC” means a “controlled foreign corporation” as defined in Section 957 of the Code.
“Change in Control” means (i) a transaction or series of related transactions pursuant to which, or as a result of which, a single Person or group (within the meaning of Section 13(d)(3) of the Exchange Act), other than UBER and its Subsidiaries, directly or indirectly acquires or holds equity interests of Borrower representing (A) a majority of the outstanding voting securities, or (B) the right to receive a majority of the proceeds in a final liquidation, dissolution or termination, voluntary or involuntary, of Borrower, (ii) any “change in control” or similar event as defined in any document governing Material Indebtedness of any Loan Party, or (iii) Borrower fails at any time to own, directly or indirectly, 100% of the Equity Interests of each Subsidiary that is a Guarantor, free and clear of all Liens (other than the Permitted Liens), except where such failure is as a result of a transaction expressly permitted by the Loan Documents.
“Claims” has the meaning given to it in Section 11.10(a).
“Closing Date” means October 5, 2023.
“Closing Date Refinancing” has the meaning given to such term in the recitals to this Agreement.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.
“Collateral” has the meaning assigned to such term in the Guaranty and Security Agreement.
“Collateral Agent” has the meaning given to such term in the preamble to this Agreement.
“Commodities Account” means any “commodities accounts” as such term is defined in the UCC.
“Compliance Certificate” means a certificate in the form attached hereto as Exhibit C.
“Confidential Information” has the meaning given to it in Section 11.12.
“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any Indebtedness, lease, dividend, letter of credit or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed, without duplication of the primary obligation, to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement. For the avoidance of doubt, no Permitted Bond Hedge Transaction or Permitted Warrant Transaction will be considered a Contingent Obligation of Borrower.
“Controlled Accounts” means, collectively, any Deposit Accounts, Securities Accounts and Commodities Accounts, in each case, that is subject to an Account Control Agreement in favor of Collateral Agent in form and substance reasonably satisfactory to Collateral Agent (acting at the direction of the Required Lenders).
“Controlled Investment Affiliate” means, as to any Person, any other Person, which directly or indirectly is in control of, is controlled by, or is under common control with such Person.
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event, occurrence or condition which is, or with the giving of any notice, the passage of time, or both, could reasonably be expected to result in an Event of Default.
“Deposit Accounts” means any “deposit accounts” as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit.
“Diameter” means Diameter Finance Administration LLC.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction), whether in one transaction or in a series of transactions, of any property (including, without limitation, any Equity Interests other than Equity Interests of the Borrower or its Subsidiaries, but excluding any issuance of Equity Interests) by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof, the District of Columbia, or any other jurisdiction within the United States of America.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority” means any body which has authority to exercise any Write-Down and Conversion Powers.
“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, obligation, damage, loss, claim, action, suit, judgment, order, fine, penalty, fee, expense, or cost, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal or presence of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Cash Payment Conditions” means, with respect to a given Equity Cash Payment Transaction, in each case measured immediately before and immediately after giving effect to any Cash payments to be made in connection with such Equity Cash Payment Transaction: (a) no Default or Event of Default shall have occurred and be continuing and (b) Borrower shall have Qualified Cash in an amount greater than or equal to 200% of the then-outstanding Secured Obligations.
“Equity Cash Payment Transaction” means any transaction or series of related transactions whereby any Cash, cash equivalents or other immediately available funds are distributed, exchanged, redeemed, deposited, paid, settled or otherwise transferred for, on account of, or in connection with the ownership of any Equity Interests or other ownership rights in any capital stock, joint venture or similar interests, including without limitation in connection with any Permitted Investments (other than Permitted Investment (m)), Permitted Indebtedness or any transaction permitted under Section 7.7 of this Agreement.
“Equity Documents” means any agreement entered into in connection with an equity financing or otherwise among holders of the Equity Interests of a Person or otherwise binding upon the holders of the Equity Interests of such Person.
“Equity Interests” means, with respect to any Person, the capital stock, partnership or limited liability company interest, or other equity securities or equity ownership interests of such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 and 4971 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan resulting in the imposition of withdrawal liability on the Borrower or any ERISA Affiliate or notification that a Multiemployer Plan is insolvent (within the meaning of Title IV of ERISA); (d) the filing of a notice of intent to terminate a Pension Plan, or the treatment of a Multiemployer Plan amendment as a termination, under Section 4041 or 4041A of ERISA, respectively; (e) the institution by the PBGC of proceedings to terminate a Pension Plan or a Multiemployer Plan; (f) any event or condition determined by the PBGC to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or that a Multiemployer Plan is in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the failure by the Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or a failure by the Borrower or any ERISA Affiliate to make any required contribution to a Multiemployer Plan or (i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.
“Erroneous Payment” shall have the meaning assigned to such term in Section 11.21(a).
“Erroneous Payment Subrogation Rights” shall have the meaning assigned to such term in Section 11.21(d).
“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.
“Event of Default” has the meaning given to it in Section 9.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated pursuant thereto.
“Excluded Accounts” means Deposit Accounts (i) established in the ordinary course of business and used exclusively for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of employees of Borrower; provided, that the aggregate balance maintained in such Deposit Accounts shall not exceed the amount to be paid for the following four payroll periods at any time, (ii) used exclusively as escrow, fiduciary, withholding, tax payment or trust accounts, (iii) used exclusively to maintain Cash subject to a Lien permitted pursuant to clause (h) or clause (n) of the defined term “Permitted Liens”, (iv) that is a zero dollar balance account, (v) held by any Foreign Subsidiary that are not otherwise Loan Parties or (vi) that do not at any time have Cash, investment property or other amounts on deposit therein in excess of $3,000,000 in the aggregate for all such accounts; provided, that, in each case, any Excluded Account shall be identified to Collateral Agent in writing.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes, (b) in the case of a Recipient, U.S. federal withholding Taxes that are imposed on amounts payable to or for the account of such Recipient with respect to an applicable interest in a Loan or Term Loan Commitment pursuant to a law in effect on the date that (i) such Recipient acquires such interest in the Loan or Term Loan Commitment (other than pursuant to an assignment requested by the Borrower) or (ii) such Recipient (if the Recipient is a Lender) changes its lending office, except in each case to the extent, pursuant to Section 2.7, amounts with respect to such Taxes were payable either to such Recipient’s assignor immediately before such Recipient became a party hereto or to such Recipient immediately before it changed its lending office, (c) any withholding Taxes imposed under FATCA, and (d) Taxes attributable to such Recipient’s failure to comply with Section 2.7(d).
“Extraordinary Receipt” means any cash received in the aggregate in any Fiscal Year by or paid to or for the account of any Person consisting of (i) federal income tax refunds, (ii) pension plan reversions, (iii) indemnity payments, (iv) proceeds of insurance (except to the extent received in connection with an event described in clause (b) of the definition of Prepayment Event), (v) any purchase price adjustments in connection with any purchase agreement related to an Acquisition (excluding any working capital adjustments made pursuant to any such purchase agreement), or (vi) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities and implementing such Sections of the Code.
“Fiscal Month” means any fiscal month of any Fiscal Year, which month shall end on the last day of each calendar month in accordance with the fiscal accounting calendar of Borrower.

“Fiscal Quarter” means any fiscal quarter of any Fiscal Year, which quarters shall end on the last day of each March, June, September and December of such Fiscal Year in accordance with the fiscal accounting calendar of Borrower.
“Fiscal Year” means any period of twelve consecutive months ending on December 31 of any calendar year.
“Financial Statements” has the meaning given to it in Section 7.1.
“Foreign Lender” shall mean a Recipient that is not a U.S. Person.
“Foreign Plan” means any Plan not subject to ERISA by reason of Section 4(b)(4) of ERISA.
“Foreign Subsidiary” means any Subsidiary other than a Domestic Subsidiary.
“FSHCO” means a Subsidiary that owns (directly or indirectly) no material assets other than Equity Interests (or Equity Interests and debt interests) of one or more CFCs.
“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time.
“Governmental Authority” shall mean the government of the United States, any foreign country or any multinational authority, or any state, province, territory, municipality or other political subdivision thereof, and any entity, body or authority exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, including the PBGC and other quasi-governmental entities established to perform such functions.
“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), or (b) entered into for the purpose of assuring in any other obligation the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided, however, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
“Guarantor” means (i) each Domestic Subsidiary (excluding any FSHCO formed or acquired after the Closing Date) of Borrower that has executed or delivered, or shall in the future, pursuant to Section 7.13, execute or deliver, any Guarantee of Obligations, (ii) each other Subsidiary of the Borrower that has provided a Guarantee of any obligations under any Permitted Convertible Indebtedness or any Permitted Subordinated Indebtedness and (iii) each other

Subsidiary of the Borrower that Borrower shall, with the consent of the Required Lenders, cause to execute and deliver (a) a Guarantee of Obligations and (b) other Security Documents, in form and substance reasonably acceptable to the Borrower and the Agent (acting at the direction of the Required Lenders), including control agreements or other instruments that provide the Agent with a perfected Lien (subject to Permitted Liens) over any Deposit Accounts or Securities Accounts held by such Subsidiary. For the avoidance of doubt, the guarantor under the Uber Guaranty shall not constitute a “Guarantor” hereunder.
“Guaranty and Security Agreement” means that certain Guaranty and Security Agreement, dated as of the Closing Date, in form and substance reasonably acceptable to Agent (acting at the direction of the Required Lenders) and made by the Loan Parties in favor of Agent, for the benefit of the Lenders.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Historical Financial Statements” means the audited consolidated balance sheets of Borrower and its Subsidiaries as of December 31, 2022 and December 31, 2021 and the related audited consolidated statements of income, shareholders’ equity and cash flows for the Fiscal Years then ended and (b) unaudited consolidated balance sheets and related statements of income and cash flows of Borrower and its Subsidiaries for each Fiscal Quarter ended after December 31, 2022 through and including June 30, 2023.
“Indebtedness” means indebtedness of any kind, including (a) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business), including reimbursement and other obligations with respect to surety bonds, letters of credit, banker’s acceptances, bank guarantees, performance bonds and similar instruments, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, as determined under GAAP and (d) all Contingent Obligations. For the avoidance of doubt no Permitted Warrant Transaction shall be considered Indebtedness.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Initial Administrative Agent” has the meaning given to such term in the preamble to this Agreement.
“Intellectual Property” has the meaning assigned to such term in the Guaranty and Security Agreement.

“Intercompany Subordination Agreement” means an Intercompany Subordination Agreement, made by Borrower and certain Subsidiaries of Borrower in favor of Administrative Agent, for the benefit of the Lenders, in substantially the form attached hereto as Exhibit D attached hereto.
“Interest Payment Date” means (a) the last Business Day of each Interest Period and (d) the day on which any such Loan becomes due and payable in full or is paid or prepaid in full; provided, that the first Interest Payment Date shall commence on December 31, 2023.
“Interest Period” means each period of time commencing on the first day of each Fiscal Quarter and continuing through the last day of each Fiscal Quarter, subject to the following: (i) the first Interest Period shall commence on the Closing Date and shall continue through the last day of the Fiscal Quarter in which the Closing Date occurs, and (ii) the final Interest Period shall commence on the first day of the Fiscal Quarter in which the Maturity Date occurs and shall end on the Maturity Date.
“Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance, Guarantee or capital contribution to any Person or the acquisition of any material asset or property of another Person.
“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
“Lender” and “Lenders” each has the meaning given to such term in the preamble to this Agreement.
“License” has the meaning assigned to such term in the Guaranty and Security Agreement.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.
“Loan” means the Term Loans.
“Loan Documents” means this Agreement, the Guaranty and Security Agreement, the Term Note (if any), the Advance Requests, any Assignment and Assumptions, the Perfection Certificate, the Account Control Agreements, Security Documents, the Uber Guaranty, any fee letters (including the Agent Fee Letter), all UCC Financing Statements, all Intercompany

Subordination Agreements, any subordination or intercreditor agreements, and any documents executed in connection with the Secured Obligations and the security interest granted in connection therewith, or delivered pursuant to this Agreement or any of the foregoing Loan Documents, including any amendments, waivers or consents in respect of any Loan Documents, in each case, as the same may from time to time be amended, modified, supplemented or restated, but in each case excluding ministerial notices or ordinary course communications.
“Loan Parties” means Borrower and each Guarantor.
“Make Whole Amount” means, on any date of payment or prepayment of all or any portion of the Term Loans or acceleration (whether or not automatic) of the Term Loans pursuant to an Event of Default, or upon any other Premium Event, an amount in cash equal to (a) the present value discounted to the date of prepayment on a quarterly basis (assuming a 365-day year and actual days elapsed) at a rate equal to the sum of the Treasury Rate plus 0.50%, as reasonably determined by Borrower, of all required interest payments due on the Term Loans that are prepaid from the date of prepayment through and including the twelve (12) month anniversary of the Closing Date, and (b) one percent (1.00%) of the aggregate principal amount of the Term Loans held by such Lender that are being paid or prepaid (or required to be paid or prepaid) or accelerated; provided, that in no event shall the Make Whole Amount be less than one percent (1.00%).
“Material Adverse Effect” means a material adverse effect upon: (i) the business, operations, properties, assets or financial condition of Borrower and each of its Subsidiaries taken as a whole; or (ii) the ability of Loan Parties, taken as a whole, to perform or pay the Secured Obligations in accordance with the terms of the Loan Documents; or (iii) the ability of Agent or Lender to enforce any of its rights or remedies with respect to the Secured Obligations; or (iv) the Collateral or Agent’s Liens on the Collateral or the priority of such Liens except, in the case of clauses (ii), (iii) or (iv), to the extent resulting from an action or failure to act by the Agent or Lender.
“Material Indebtedness” shall have the meaning assigned to such term in Section 9.7.
“Maturity Date” means the earliest to occur of (i) September 30, 2026 and (ii) the date on which the Administrative Agent declares the Loans then outstanding to be due and payable in full in accordance with Section 9.
“Maximum Rate” shall have the meaning assigned to such term in Section 2.2.
“Mortgage” means any deed of trust, leasehold deed of trust, mortgage, leasehold mortgage, deed to secure debt, leasehold deed to secure debt or other document creating a Lien on Real Property or any interest in Real Property made by any Loan Party in favor of, or for the benefit of, Collateral Agent for the benefit of Collateral Agent and Lender, in form and substance reasonably satisfactory to Collateral Agent (acting at the direction of the Required Lenders) and Borrower (taking into account the law of the jurisdiction in which such mortgage, deed of trust, leasehold deed of trust, mortgage, leasehold mortgage, deed to secure debt, leasehold deed to secure debt or other document is to be recorded).

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA that is subject to the provisions of Title IV of ERISA and to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions or has any continuing liability.
“Net Cash Proceeds” means the amount of all Cash proceeds (including deferred compensation) received (directly or indirectly) by or on behalf of Borrower or its Subsidiaries (if on behalf, then for the account of such Borrower or its Subsidiaries), or distributable to Borrower or its Subsidiaries (to the extent such proceeds which are distributable are not distributed at the direction of such Borrower or its Subsidiaries or as a result of Borrower or any Subsidiaries voting Equity Interests owned in favor of any corporate action that would result in such proceeds not being actually distributed), from time to time, as a result of a Prepayment Event, after deducting therefrom, without duplication, (w) reasonable and documented fees, commissions, expenses and other direct costs related thereto and required to be paid or payable by Borrower or any Subsidiaries in connection with such Prepayment Event (including reasonable and documented attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith), (x) Taxes paid, payable, or determined by such Borrower or its Subsidiaries to be payable in connection with such transaction to any taxing authorities by such Borrower, net of any applicable credits, and any repatriation costs associated with receipt or distribution by the applicable taxpayer of such proceeds, (y) any cash reserves required to be maintained by such Borrower or its Subsidiaries in connection with such transaction in accordance with GAAP or applicable law, provided that when any reserve or any portion thereof is no longer required to be maintained such amount shall be considered Net Cash Proceeds then received; provided further, that Borrower shall, at Lender’s reasonable request, provide such calculations or evidence of costs deducted in arriving at Net Cash Proceeds as Lender may reasonably require to confirm the calculation of Net Cash Proceeds in accordance with the foregoing and (z) the principal amount, premium or penalty, if any, interest and other amounts on any Permitted Indebtedness (other than intercompany Indebtedness) which is secured by a Permitted Lien on the asset sold in such Prepayment Event on a senior basis to the Obligations which is required to be repaid with such proceeds.
“Net Equity Proceeds” means an amount equal to any Cash proceeds from a capital contribution to, or the issuance of any Equity Interests of, Borrower, or the consummation of a merger or consolidation with a special purpose acquisition corporation or other entity, in each case, net of reasonable and customary underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable and documented out-of-pocket legal fees and expenses.
“Net Revenue” means the revenue for the applicable period of measurement of Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP.
“Notice of Successor Effective Date” shall have the meaning assigned to such term in Section 11.17(a).

“Obligations” means all advances to, and debts (including principal, interest, premiums (including, without limitation, any Prepayment Premium), Loan Party expenses and other fees, costs, and expenses), liabilities, obligations, covenants, indemnities, and duties of, any Loan Party arising under any Loan Document, including Erroneous Payment Subrogation Rights (provided that the Obligations shall not be increased by the amount of any Erroneous Payment) and fees, costs and expenses of the Lenders and the Agent (including any former Agent) reimbursable by the Loan Parties hereunder, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, premiums (including, without limitation, any Prepayment Premium) fees, costs, expenses and indemnities that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, premium (including Prepayment Premium), fees, costs, expenses and indemnities are allowed claims in such proceeding. Notwithstanding anything herein to the contrary, no obligations under any warrant, purchase of equity, equity investment or similar instrument shall be considered an “Obligation” hereunder.
“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.
“OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.
“Organizational Documents” means with respect to any Person, such Person’s formation documents, and (a) if such Person is a corporation, its bylaws, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment requested by the Borrower pursuant to Section 2.9).
“Payment Recipient” shall have the meaning assigned to such term in Section 11.21(a).

“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (excluding a Multiemployer Plan) that is maintained or is contributed to by the Borrower or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Perfection Certificate” has the meaning assigned to such term in the Guaranty and Collateral Agreement.
“Permitted Acquisition” means any Acquisition which is conducted in accordance with the following requirements:
(a)    of a business or Person or product engaged in a line of business that is similar, ancillary, complementary, incidental or related thereto, or an extension, development or expansion of the Business of Borrower or its Subsidiaries;
(b)    if such Acquisition is structured as a stock acquisition, then the Person (as long as such Person is organized under the laws of the United States of America, any State thereof, the District of Columbia, or any other jurisdiction within the United States of America) so acquired shall either (i) satisfy the requirements of Section 7.13 hereof and be jointly and severally liable for all Obligations or (ii) such Person shall be merged with and into Borrower (with Borrower being the surviving entity);
(c)    if such Acquisition is structured as the acquisition of assets, such assets shall be acquired by Borrower or any other Loan Party, and shall be free and clear of Liens other than Permitted Liens;
(d)    Borrower shall have delivered to Lender not less than fifteen (15) days prior to the date of such Acquisition, notice of such Acquisition;
(e)    both immediately before and after such Acquisition, no Event of Default shall have occurred and be continuing;
(f)    prior to or substantially concurrently with the consummation of any such Acquisition, delivery of a copy of the definitive agreement relating to such Acquisition;
(g)    such Acquisition is consensual (non-“hostile”) and, if applicable, shall have been approved by the Board and/or the stockholders or other equityholders of the target, if applicable; and

(h)    the aggregate consideration paid in connection with all Acquisitions consummated in any Test Period shall not exceed $150,000,000, plus the amount of any Permitted Indebtedness described in clauses (d), (j) or (k) of the definition thereof incurred by the Loan Parties plus the amount of proceeds from the issuance of Equity Interests by the Borrower, so long as (w) on the date the definitive agreement for any Acquisition is entered into, after giving pro forma effect to such Acquisition, the Borrower shall be in compliance with all covenants set forth in Section 7.21, (x) any such Indebtedness shall be subordinated to the Secured Obligations subject to a subordination agreement in form and substance satisfactory to Agent (acting at the direction of the Required Lenders), (y) [reserved] and (z) any such Indebtedness shall not have cash payments of principal or any scheduled amortization or otherwise require payment of principal prior to, or have a scheduled maturity date, earlier than, ninety-one (91) days after the Maturity Date; provided, that this clause (z) shall no longer apply as of the first date an initial public offering has occurred.
“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) relating to Borrower’s common stock (or other securities or property following a merger event or other change of the common stock of Borrower) purchased by Borrower in connection with the issuance of any Permitted Convertible Indebtedness, as may be amended in accordance with its terms; provided that, the cost of such transaction (net of any proceeds to Borrower from the sale of any related Permitted Warrant Transaction) shall not exceed 15% of the gross proceeds to Borrower from such issuance of Permitted Convertible Indebtedness; provided further that the terms, conditions and covenants of each such call option transaction are customary for agreements of such type; provided; further that a certificate of Borrower as to the satisfaction of such requirement (described in the immediately preceding proviso) delivered at least three (3) Business Days prior to entering into such transaction, together with a reasonably detailed description of the material terms, conditions and covenants of such transaction or drafts of documentation relating thereto, stating that Borrower has determined in good faith that such terms, conditions and covenants satisfy the foregoing requirement, shall be conclusive evidence of satisfaction thereof unless Agent notifies the Borrower at least one (1) Business Day prior to the date the Borrower intends to enter into such transaction that Agent disagrees, in its commercially reasonable judgment, with such determination (which notice shall include a description of the basis upon which Agent disagrees).
“Permitted Convertible Indebtedness” means (i) the 2021 Convertible Notes and the 2020 Convertible Notes and (ii) Indebtedness of Borrower that is convertible into a fixed number (subject to customary anti-dilution adjustments, “make-whole” increases and other customary changes thereto) of shares of common stock of Borrower (or other securities or property following a merger event or other change of the common stock of Borrower), Cash or any combination thereof (with the amount of such Cash or such combination determined by reference to the market price of such common stock or such other securities); provided, that, in each case, such Indebtedness shall (a) not require cash settlement of conversions or other cash payments of principal or any scheduled amortization or otherwise require payment of principal prior to, or have a scheduled maturity date, earlier than, (I) ninety-one (91) days after the Maturity Date or (II) in the case of the 2021 Convertible Notes, twenty-nine (29) days after the Maturity Date, (b) [reserved], (c) not be guaranteed by any Subsidiary of Borrower that has not provided a

Guarantee of the Obligations and, if secured, shall (I) not be secured by any Liens on assets or property not constituting Collateral and (I) be subject to intercreditor arrangements reasonably satisfactory to the Agent, (d) be on terms and conditions customary for Indebtedness of such type; provided further that a certificate of Borrower as to the satisfaction of the conditions described in clause (d) delivered at least ten (10) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of documentation relating thereto, stating that Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements of clause (d), shall be conclusive unless Agent notifies the Borrower within such ten (10) Business Day period that Agent disagrees, in its commercially reasonable judgment, with such determination which notice shall include a description of the basis upon which Agent disagrees.
“Permitted Indebtedness” means:
(a)    Indebtedness of Borrower or other Loan Parties in favor of Lender or Agent arising under this Agreement or any other Loan Document;
(b)    Indebtedness existing on the Closing Date which is disclosed in Schedule 1A;
(c)    Indebtedness to trade creditors incurred in the ordinary course of business;
(d)    Permitted Subordinated Indebtedness in an aggregate principal amount not to exceed together with the Permitted Convertible Indebtedness incurred pursuant to clause (k)(i) below, $1,500,000,000 at any one time outstanding, provided, that such Permitted Subordinated Indebtedness shall not require cash payments of principal or any scheduled amortization or otherwise require payment of principal prior to, or have a scheduled maturity date, earlier than, ninety-one (91) days after the Maturity Date;
(e)    reimbursement obligations in connection with letters of credit that are secured by Cash and issued on behalf of Borrower or a Subsidiary for real estate purposes in the ordinary course of business in an amount not to exceed $21,000,000 at any time outstanding;
(f)    any Indebtedness incurred to finance the acquisition of any new vehicle fleet in an aggregate principal amount not to exceed $32,000,000 at any one time outstanding; provided, that such amount may be increased from time to time so long as Borrower has provided notice to the Administrative Agent indicating the amount of the increase, the purposes of its use and the Required Lenders consent to such increase;
(g)    intercompany Indebtedness by a Loan Party to or in any other existing Loan Party; provided, that any Indebtedness owed by a Loan Party to a Subsidiary that is not a Loan Party shall not be permitted except as provided by clause (m) below;
(h)    Indebtedness incurred to finance insurance premiums in the ordinary course of business;

(i)    Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;
(j)    unsecured Indebtedness in an aggregate principal amount not to exceed $3,000,000 at any one time outstanding;
(k)    Permitted Convertible Indebtedness in an aggregate principal amount not to exceed the sum of (i) the aggregate principal amount outstanding of the 2021 Convertible Notes as of the Closing Date plus the aggregate principal amount (or such lower amount as necessary to comply with the shared limitation on Permitted Subordinated Indebtedness set forth in clause (d)(i) above) outstanding of the 2020 Convertible Notes as of the Closing Date, in each case, plus any capitalized interest or other payments payable in kind payable after the Closing Date, plus (ii) uncapped additional principal amounts, in each case, so long as (A) no Event of Default has occurred and is continuing and (B) (x) any such Indebtedness is subordinated to the Secured Obligations subject to a subordination agreement in form and substance satisfactory to Agent (acting at the direction of the Required Lenders), and (y) any such Indebtedness shall not have cash payments of principal or any scheduled amortization or otherwise require payment of principal prior to, or have a scheduled maturity date, earlier than, (I) ninety-one (91) days after the Maturity Date or (II) in the case of the 2021 Convertible Notes, twenty-nine (29) days after the Maturity Date; provided, that this clause (B) shall no longer be effective as of the first date an initial public offering has occurred; and
(l)    extensions, refinancings and renewals of any Permitted Indebtedness described in clause (b) above, provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon the applicable Loan Party, as the case may be, and subject to any limitations on aggregate amount of Indebtedness of such type, to the extent described in one of the foregoing clauses of this defined term;
(m)    intercompany Indebtedness that is either (i) unsecured and permitted pursuant to clause (h) of the definition of Permitted Investments or (ii) subject to the terms of an Intercompany Subordination Agreement;
(n)    guarantees of Borrower in respect of Indebtedness of Borrower to the extent permitted under Section 7.6;
(o)    Indebtedness arising from a bank or other financial institution honoring a check, draft or similar instrument (other than resulting from any overdraft) in the ordinary course of business;
(p)    Indebtedness incurred in respect of Cash Management Services, in each case, incurred in the ordinary course of business;
(q)    Indebtedness arising under performance, payment, surety, customs, stay, bid or appeal bonds, performance and completion guaranties and similar instruments, in each case in the ordinary course of business and not in connection with any Indebtedness for borrowed money; provided that the aggregate amount of any such Indebtedness pursuant to this clause (q) shall not exceed $10,000,000 at any time outstanding;
(r)    Indebtedness consisting of Contingent Obligations in connection with any equity exchange program involving the issuance of equity awards under Borrower’s equity incentive plans; provided that any Cash payments made in connection with such Indebtedness shall only be made pursuant to an Equity Cash Payment Transaction that satisfies the Equity Cash Payment Conditions pursuant to Section 7.7; and
(s)    reimbursement obligations in connection with surety bonds, letters of credit, banker’s acceptances, bank guarantees, performance bonds and similar instruments that are secured by Cash and issued on behalf of Borrower or a Subsidiary for any other purposes in the ordinary course of business in an amount not to exceed $15,000,000 at any time outstanding.
“Permitted Investment” means:
(a)    Investments existing on the Closing Date which are disclosed in Schedule 1B;
(b)    (i) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof maturing within one year from the date of acquisition thereof currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Services, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Services, (iii) certificates of deposit issued by any bank with assets of at least $500,000,000 maturing no more than one year from the date of investment therein, (iv) money market accounts, and (v) Investments permitted by Borrower’s investment policy in effect on the Closing Date, as may be amended from time to time, provided that the Agent has approved such investment policy in writing;
(c)    Repurchases by Borrower of its Equity Interests issued to departing managers, advisory members, officers, employees, consultants, directors or other service providers of Borrower, or departing officers, employees, consultants or other consultants of any Loan Party who are acting in such capacity on behalf of Borrower of Equity Interests of Borrower, provided that the aggregate amount of such repurchases per Fiscal Year shall not exceed $3,000,000 per Fiscal Year and no default known to Borrower or Event of Default shall have occurred or be continuing;
(d)    Investments accepted in connection with Permitted Transfers;
(e)    Investments received in connection with the bankruptcy or reorganization of a customer or supplier in the ordinary course of business;
(f)    Investments consisting of notes receivable of, or prepaid royalties and other credit extensions in the ordinary course of business to third party suppliers or customers in an aggregate amount outstanding not to exceed $15,000,000 at any time;

(g)    loans and advances to, or guarantees of Indebtedness of, employees, directors, officers, managers, consultants or independent contractors in the ordinary course of business in an aggregate amount not to exceed $1,500,000;
(h)    Investments to or in:
(w)    a Loan Party in another Loan Party,
(x)    any Subsidiary of the Borrower that is not a Loan Party in any other Subsidiary of the Borrower that is not a Loan Party,
(y)    any Loan Party in any Subsidiary of the Borrower that is not a Loan Party that consists of:
(i)    Dispositions of vehicles in the ordinary course of business and consistent with past practices, on terms which are commercially reasonable,
(ii)    Investments pursuant to cost-plus or transfer pricing agreements for payroll and operating expenses, in the ordinary course of business and consistent with past practices,
(iii)    Investments in (i) operational Subsidiaries to satisfy applicable local law requirements and (ii) non-operational Subsidiaries to satisfy applicable local law requirements for the dissolution or liquidation of such Subsidiaries in an aggregate amount not to exceed $7,000,000 for any Fiscal Year,
(iv)    other Investments not to exceed $1,000,000 in any Fiscal Year, and
(v)    Investments in connection with cash management, pooling or similar arrangements or in connection with the acquisition of equipment, contracts or other assets used or useful in the ordinary course of business and consistent with past practices;
provided that all Permitted Investments made pursuant to this sub clause (h)(y) shall be for a bona fide business purpose and not in connection with any liability management or similar transaction, and shall not consist of intellectual property; or
(z)    any Subsidiary of the Borrower in any Loan Party;
(i)    Investments in Deposit Accounts, subject to compliance with Section 7.12 hereof;
(j)    Borrower’s entry into (including payments of premiums in connection therewith), and the performance of obligations under, any Permitted Bond Hedge Transactions and Permitted Warrant Transactions in accordance with their terms;

(k)    Investments consisting of the leasing, licensing, sublicensing or contribution of Intellectual Property, in each case, on a nonexclusive basis and in the ordinary course of business or pursuant to non-exclusive joint marketing arrangements with other Persons;
(l)    Investments consisting of purchases or acquisitions of inventory, supplies, materials and equipment the ordinary course of business or Permitted Acquisitions;
(m)    Investments constituting the repurchase of de minimis shares in any Subsidiary; provided that the aggregate amount of such repurchases shall not exceed $100,000 and no default or Event of Default shall have occurred or be continuing;
(n)    Investments in connection with the cash management operations of Borrower and its Subsidiaries that constitute Permitted Indebtedness;
(o)    Licenses described in clause (b) of the defined term “Permitted Transfer”;
(p)    guarantees of operating leases or of other obligations permitted under this Agreement that do not constitute Indebtedness, in each case, entered into by Borrower in the ordinary course of business;
(q)    Investments constituting the cashless repurchase of common stock of Borrower deemed to occur upon the exercise of options, warrants or similar rights solely to the extent that shares of such stock represent a portion of the exercise price of such options, warrants or similar rights;
(r)    Investments consisting of Contingent Obligations to the extent permitted in clause (r) of the defined term “Permitted Indebtedness”; and
(s)    additional Investments that do not exceed $3,000,000 in the aggregate.
“Permitted Liens” means any and all of the following:
(a)    Liens in favor of Agent or Lender;
(b)    Liens existing on the Closing Date which are disclosed in Schedule 1C;
(c)    Liens in favor of materialmen, bailees, artisans, mechanics, carriers warehouseman, landlords and other Persons securing ordinary course obligations which are not yet delinquent and not in connection with borrowed money;
(d)    Liens for Taxes, fees, assessments or other governmental charges or levies, either (i) not delinquent or (ii) being contested in good faith by appropriate proceedings, provided that Borrower (or another appropriate Person) maintains adequate reserves therefor in accordance with GAAP;

(e)    Liens arising from judgments, decrees or attachments (or appeal or other surety bonds related to such judgments) in circumstances which do not constitute an Event of Default hereunder;
(f)    the following deposits, to the extent made in the ordinary course of business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money and including bailees and warehousemen) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;
(g)    leasehold interests in leases or subleases and licenses granted in the ordinary course of business and not interfering in any material respect with the business of the licensor;
(h)    Liens on equipment, software embedded in such equipment, and proceeds thereof, which (i) secure Permitted Indebtedness described in clause (f) of the defined term “Permitted Indebtedness” above, or (ii) exist at the time such equipment is acquired by Borrower;
(i)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due;
(j)    Liens in connection with Indebtedness described in clause (h) of the defined term “Permitted Indebtedness”, provided that such Lien is limited to insurance proceeds arising from the subject insurance policy and the unearned portion of premium payments, and provided that financed premium payments are paid when due;
(k)    statutory and common law rights of set-off and other similar rights as to deposits of Cash and securities in favor of banks, other depository institutions and brokerage firms or securities intermediaries solely to secure payment of amounts due in the ordinary course of business in connection with the maintenance of Deposit Accounts or Securities Accounts;
(l)    easements, servitudes, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property;
(m)    Licenses described in clause (b) of the defined term “Permitted Transfer”;
(n)    (i) Liens on Cash securing obligations permitted in accordance with clause (d) and clause (s) of the defined term “Permitted Indebtedness” in an aggregate amount not to exceed the reimbursement obligation secured, and (ii) security deposits in connection with real property leases in the ordinary course of business;

(o)    Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clause (a) above; provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase, and subject to any limitation with respect to the amount secured by such Lien of such type, to the extent described in one of the foregoing clauses of this defined term;
(p)    Liens securing Permitted Subordinated Indebtedness and Permitted Convertible Indebtedness; provided that such Liens shall at all times be subject to intercreditor arrangements reasonably satisfactory to the Agent.
“Permitted Subordinated Indebtedness” means Indebtedness subordinated to the Secured Obligations in amounts and on terms and conditions satisfactory to Agent in its reasonable discretion; provided, that such Indebtedness shall (a) be subject to a subordination agreement in form and substance satisfactory to Agent in its reasonable discretion on customary deep subordination terms, as may be amended, restated or otherwise modified from time to time; (b) not require cash settlement of conversions or other cash payments of principal or any scheduled amortization or otherwise require payment of principal prior to, or have a scheduled maturity date, earlier than, ninety-one (91) days after the Maturity Date, (c) not be guaranteed by any Subsidiary of Borrower that has not provided a Guarantee of the Obligations and, if secured, shall (i) not be secured by any Liens on assets or property not constituting Collateral and (ii) shall be subject to intercreditor arrangements reasonably satisfactory to the Agent and (d) be on terms and conditions customary for Indebtedness of such type; provided further that a certificate of Borrower as to the satisfaction of the conditions described in clause (d) delivered at least ten (10) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of documentation relating thereto, stating that Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements of clause (d), shall be conclusive unless Agent notifies the Borrower within such ten (10) Business Day period that Agent disagrees, in its commercially reasonable judgment, with such determination which notice shall include a description of the basis upon which Agent disagrees.
“Permitted Transfers” means:
(a)    (i) non-exclusive Licenses and similar arrangements for the use of Intellectual Property in the ordinary course of business, (ii) Licenses that could not result in a legal transfer of title of the licensed property that may be exclusive in respects other than territory or may be exclusive as to territory but only as to discreet geographical areas outside of the United States in the ordinary course of business and (iii) other exclusive Licenses in the ordinary course of business and which do not materially interfere with the business of the Borrower and its Subsidiaries; provided, that (A) any such License shall only be entered into with third parties on commercially reasonable terms and (B) any Licenses with Subsidiaries shall be on an arms-length basis;

(b)    Dispositions of worn-out, used, decommissioned, obsolete or surplus Equipment (as defined in the UCC) in the ordinary course of business, and for the avoidance of doubt, any Dispositions of vehicle fleet;
(c)    use of Cash in the ordinary course of business in a manner not prohibited by the terms of this Agreement;
(d)    transfers, sales or other Dispositions among: (i) Loan Parties and/or (ii) Subsidiaries pursuant to clause (h) of Permitted Investments;
(e)    Dispositions consisting of Permitted Investments (other than clause (d) of such definition), Permitted Indebtedness and Permitted Liens (other than clause (m) of such definition);
(f)    other Dispositions of assets having a fair market value of not more than $1,500,000 in the aggregate in any Fiscal Year; and
(g)    the abandonment, allowance to lapse or expiration of any intellectual property of de minimis or no value in the ordinary course of business and that does not materially interfere with the ordinary conduct of the business of Borrower and its Subsidiaries (as determined by Borrower in its reasonable business judgment).
“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to Borrower’s common stock (or other securities or property following a merger event or other change of the common stock of Borrower) and/or Cash (in an amount determined by reference to the price of such common stock) sold by Borrower substantially concurrently with any purchase by Borrower of a related Permitted Bond Hedge Transaction and as may be amended in accordance with its terms; provided that (x) that the terms, conditions and covenants of each such call option transaction are customary for agreements of such type, as determined by Borrower and Lender in their commercially reasonable discretion and (y) such call option transaction would be classified as an equity instrument in accordance with GAAP.
“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA (including a Pension Plan but excluding a Multiemployer Plan) maintained by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate or any such plan to which the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate, is required to contribute on behalf of any of its employees.
“Platform” means any of Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.

“Pledged Securities” has the meaning assigned to such term in the Guaranty and Security Agreement.
“Premium Event” has the meaning set forth in Section 2.4(c).
“Prepayment Event” means (a) any Disposition or series of related Dispositions involving assets with a fair market value in excess of $1,500,000 (other than Permitted Transfers) individually and $5,000,000 in the aggregate for any Fiscal Year, (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of Borrower or any Subsidiary, which results in proceeds in excess of $1,500,000 individually and $5,000,000 in the aggregate for any Fiscal Year, (c) the incurrence by Borrower or any Subsidiary of any Indebtedness, other than Permitted Indebtedness, (d) any Extraordinary Receipts in excess of $1,500,000 individually and $5,000,000 in the aggregate for any Fiscal Year or (e) (A) the closing of any underwritten public offering or direct listing of the Borrower’s capital securities pursuant to an effective registration statement under the Securities Act of 1933, as amended, on the New York Stock Exchange, the Nasdaq Stock Market, or another exchange or marketplace or (B) the consummation of any merger or consolidation with a special purpose acquisition corporation or other entity, resulting in the capital stock of the combined company being listed on the New York Stock Exchange, the Nasdaq Stock Market, or another exchange or marketplace.
“Prepayment Notice” means a written notice by the Borrower in accordance with the terms of Section 2.4 and substantially in the form of Exhibit H hereto.
“Prepayment Premium” has the meaning set forth in Section 2.4(c).
“Prior Indebtedness” has the meaning given to it in the recitals.
“Prepayment Premium Percentage” means, with respect to a payment, prepayment or acceleration of all or any portion of the Term Loans occurring on and after the twelve (12) month anniversary of the Closing Date and prior to the twenty-four (24) month anniversary of the Closing Date, one percent (1.00%), and on and after the twenty-four (24) month anniversary of the Closing Date, zero percent (0%).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Publicity Materials” has the meaning set forth in Section 11.18.
“Qualified Cash” means the aggregate amount of Cash held in Deposit Accounts of the Loan Parties to the extent that such Cash is held in a Deposit Account that is located (a) in the United States and that is further subject to a first priority perfected Lien in favor of Collateral Agent that is perfected pursuant to one or more Account Control Agreements or (b) outside of the United States, perfected pursuant to an agreement customary in such jurisdiction in form and substance reasonably satisfactory to the Collateral Agent (as directed by the Required Lenders).

“Real Property” means any real property owned, leased, subleased or otherwise operated or occupied by any Loan Party or any Subsidiary of any Loan Party.
“Recipient” means Agent or any Lender, as applicable.
“Register” has the meaning given to it in Section 11.7.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“Resolution Authority” mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Required Lenders” means at any time, the holders of more than 50% of the unpaid principal amount of the Term Loans then outstanding.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, counsel, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions (as of the Closing Date, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
“Secured Obligations” has the meaning assigned to such term in the Guaranty and Security Agreement.
“Securities Account” means any “securities account” as such term is defined in the UCC.

“Security Documents” means the Guaranty and Security Agreement, the Account Control Agreements, the Mortgages, if any, and each other security agreement or other instrument or document executed and delivered to the Collateral Agent pursuant to this Agreement or any other Loan Document granting a Lien to secure any of the Obligations.
“Solvent” means, with respect to Borrower and its Subsidiaries, on a consolidated basis, that as of the date of determination, (a) the sum of Borrower’s and its Subsidiaries’ debts (including contingent liabilities) does not exceed the present fair saleable value of Borrower’s and its Subsidiaries’ present assets; (b) Borrower’s and its Subsidiaries’ capital is not unreasonably small in relation to their businesses as contemplated on the date of determination; and (c) Borrower and its Subsidiaries have not incurred and do not intend to incur, or believe that they will incur, debts including current obligations beyond their ability to pay such debts as they become due (whether at maturity or otherwise). For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
“Subsidiary” means, with respect to any Person, an entity, whether corporate, partnership, limited liability company, joint venture or otherwise, in which such Person owns or controls, directly or indirectly, 50% or more of the outstanding voting securities. Unless otherwise indicated, all references to “Subsidiary” hereunder shall mean a Subsidiary of the Borrower.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Loan Advance” means an advance of Term Loans made on the Closing Date pursuant to Section 2.1(a).
“Term Loan” has the meaning set forth in Section 2.1(a).
“Term Loan Commitment” means as to Lender, the obligation of Lender to make a Term Loan to Borrower in a principal amount not to exceed the amount set forth under the heading “Term Loan Commitment” opposite such Lender’s name on Schedule 1.1. As of the Closing Date, the aggregate Term Loan Commitments total $115,000,000.
“Term Note” means a Secured Term Promissory Note in substantially the form of Exhibit B.
“Test Period” shall mean, at any time, the trailing twelve consecutive Fiscal Months of Borrower then last ended (in each case taken as one accounting period) for which the most recent financial statements have been or are required to be delivered pursuant to Section 7.1.

“Transaction Expenses” means any costs, fees or expenses incurred or paid by Borrower or any of its Subsidiaries in connection with the Transactions (including pursuant to the Agent Fee Letter).
“Transactions” means (a) the consummation of the Closing Date Refinancing and (b) the negotiation, execution and delivery of this Agreement and the other Loan Documents.
“Treasury Rate” means (subject to a 0% floor) with respect to the Make Whole Amount, as of the date of the prepayment notice with respect to such payment, prepayment or acceleration, a rate equal to the weekly average yield as of the date of the relevant prepayment notice on actually traded U.S. Treasury securities adjusted to a constant maturity of one year (as published in The Wall Street Journal Money Rates Section or, if The Wall Street Journal ceases quoting such rate, as compiled and published in the most recent Federal Reserve Statistical Release H.15 (or is obtainable from the Federal Reserve System’s Data Download Program as of the date of such H.15) that has become publicly available at least two Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)).
“UBER” means UBER Technologies, Inc.
“Uber Guaranty” means that certain Guaranty, dated as of October 5, 2023, by and among the Administrative Agent, Collateral Agent and UBER, as amended, restated, supplemented or otherwise modified from time to time.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“UK” shall mean the United Kingdom.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“United States” and “U.S.” mean the United States of America.
“U.S. Borrower” means any Borrower that is a U.S. Person.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.7(d).
“Withholding Agent” means Borrower and Agent.
“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.2    Terms of Construction.
(a)    General. Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied. Unless otherwise defined herein or in the other Loan Documents, terms that are used herein or in the other Loan Documents and defined in the UCC shall have the meanings given to them in the UCC.
(b)    Accounting Standards. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. For the avoidance of doubt, and without limitation of the foregoing, Permitted Convertible Indebtedness shall at all times be valued at the full stated principal amount thereof and shall not include any reduction or appreciation in value of the shares deliverable upon conversion thereof.
(c)    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware Law (or any comparable event under a different jurisdiction’s Laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
(d)    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
(e)    Administrative Agent Decision Making. Notwithstanding anything else contained herein or any other Loan Document to the contrary, prior to the Notice of Successor Agent Effective Date, to the extent any document, action, report or other item requires the discretion of the Administrative Agent or is required to be reasonably satisfactory or acceptable to the Administrative Agent, the Administrative Agent shall act and otherwise take direction from the Required Lenders.
SECTION 2 THE LOAN
2.1    Term Loan Advance.
(a)    Term Commitments. Subject to the terms and conditions of this Agreement, Lender has agreed to make a loan (collectively, the “Term Loan” or the “Term Loans”) in an original principal amount of such Lender’s Term Loan Commitments on the Closing Date. After the funding of the Term Loans on the Closing Date, the Term Loan Commitments shall immediately and automatically be terminated. Amounts borrowed which are repaid or prepaid may not be reborrowed.
(b)    Advance Request. Borrower shall complete, sign and deliver to Administrative Agent and Lender an Advance Request prior to 3:00 p.m., New York time, at least one (1) Business Day before the Advance Date. Lender shall fund the Term Loan Advance in the manner requested by the Advance Request; provided, that each of the conditions precedent to such Term Loan Advance is satisfied as of the respective Advance Date.
(c)    Interest. The unpaid principal balance of the Term Loans shall bear interest during each Interest Period at a rate per annum that shall at all times be equal to 10.00% (the “Interest Rate”); provided, that immediately following an Event of Default, the Interest Rate shall increase as provided in Section 2.3.
(d)    Payments. On each Interest Payment Date, Borrower shall pay all accrued and unpaid interest, in cash, in immediately available funds, in arrears, calculated based on the

Interest Rate and the outstanding principal balance of the Loan (each an “Interest Payment”). The entire principal balance of the Term Loans and all accrued but unpaid interest hereunder, shall be due and payable on the Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent by wire transfer to the account listed on each payment notice delivered to the Borrower by the Administrative Agent or to such other account as the Administrative Agent shall specify in a notice to the Borrower, for the account of the Lenders entitled thereto not later than 3:00 p.m. (New York City time) on the date when due and shall be made in immediately available funds. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.
(e)    Computation of Interest. Interest on the Term Loans owing to Lender shall be computed on the basis of a 365-day year, and shall be charged for the actual number of days elapsed during any Interest Period or other accrual period. For the avoidance of doubt, no date of payment shall be included in any computation.
(f)    Agent Fees. The Borrower agrees to pay to the Agent the fees in the amounts and on the dates set forth in the Agent Fee Letter and to perform any other obligations contained therein. All such fees shall be fully earned on the date paid or the Closing Date, as applicable, and shall be nonrefundable.
2.2    Maximum Interest. Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of New York shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that Borrower have actually paid to Lender an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrower shall be applied as follows: first, to the payment of the Secured Obligations consisting of the outstanding principal; second, after all principal is repaid, to the payment of Lender’s accrued interest, costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to Borrower.
2.3    Default Interest. In the event any payment is not paid on the scheduled payment date and upon the occurrence and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section 2.1(c), plus 2.00% per annum (such rate, the “Default Rate”). In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.1(c) or Section 2.3, as applicable.

2.4    Prepayment.
(a)    Optional Prepayment. At its option upon delivery of an irrevocable written notice to the Administrative Agent and Lender in the form of Exhibit F (a “Prepayment Notice”) prior to 3:00 p.m. New York time at least five (5) Business Days prior to the requested date of prepayment, Borrower may at any time or from time to time voluntarily prepay all or a portion of the outstanding Loans without premium or penalty except as provided in Section 2.4(c) hereof; provided that each prepayment shall be in a minimum amount of $2,500,000 or, if less, the entire principal amount thereof then outstanding. Each Prepayment Notice shall specify the date and the aggregate principal amount of such prepayment. Any prepayment shall be accompanied by all interest accrued to and including the date of such prepayment on the principal amount prepaid, together with any additional Secured Obligations due and payable in connection therewith, including the Prepayment Premium provided in Section 2.4(c).
(b)    Mandatory Prepayment.
(i)    Asset Sales/Casualty/Incurrence of Indebtedness/Extraordinary Receipts. Within five (5) Business Days of receipt by Borrower or any Subsidiary of any Net Cash Proceeds or Extraordinary Receipts, as applicable, from a Prepayment Event (other than in the case of any event described in clause (e) of the definition of the term “Prepayment Event”), Borrower shall prepay the outstanding Loans in an amount equal to 100% of such Net Cash Proceeds or Extraordinary Receipts, as applicable, together with the applicable Prepayment Premium; provided, that, in the case of any such event described in clause (a) and (b) of the definition of the term “Prepayment Event”, so long as no Event of Default has occurred and is continuing, no prepayment shall be required with respect to a Prepayment Event to the extent that, within 180 days (or such later date, if a binding commitment is entered into prior to such 180th day to replace such assets using such Net Cash Proceeds, and such assets are replaced within 90 days of such commitment) following receipt of Net Cash Proceeds from such Prepayment Event, such Net Cash Proceeds are used to repair or replace the assets disposed of, or subject to such casualty event, or to acquire other assets or property (other than working capital), in each case necessary or useful to Borrower’s or any Subsidiary’s business and provided that the Agent shall have a first-priority Lien thereon to the extent the assets disposed of constitute Collateral (subject to Permitted Liens).
(ii)    Public Company Event. Within two (2) Business Days of receipt by Borrower or any Subsidiary of any Net Equity Proceeds from an event described in clause (e) of the definition of the term “Prepayment Event”, Borrower shall prepay the outstanding Loans, together with the applicable Prepayment Premium, and all other then outstanding Obligations in an amount equal to the lesser of (A) 100% of such Net Equity Proceeds and (B) the aggregate amount required to prepay all such Obligations (other than any obligations that specifically survive termination) in full in cash.

(iii)    At least one (1) Business Day prior to the date such prepayment is to be made, Borrower agrees to provide the Administrative Agent (which Administrative Agent shall provide to Lender) prior to 3:00 p.m. New York time with a Prepayment Notice including prepayment calculations used by Borrower in determining the amount of any such prepayment under this Section 2.4(b).
(c)    Prepayment Premium. Notwithstanding anything herein to the contrary, if (w) all or any portion of the Term Loans is paid or prepaid (or is required to be paid or prepaid) pursuant to Section 2.4(a) or Section 2.4(b) or otherwise for any reason, any optional or voluntary prepayment, any Change in Control (or acceleration following the occurrence thereof) or mandatory prepayment, and distribution in respect thereof, and any refinancing thereof, in each case, whether in whole or in part, voluntary or involuntary, and whether before or after (i) the occurrence and continuance of an Event of Default, or (ii) the commencement of any Insolvency Proceeding, and notwithstanding (x) the acceleration of the Obligations pursuant to the terms of this Agreement for any reason (whether or not such acceleration occurs automatically), including acceleration as a result of any Event of Default, including, without limitation, the commencement of an Insolvency Proceeding, (y) the satisfaction, release, payment, restructuring, reorganization, replacement, reinstatement, defeasance or compromise of any of the Secured Obligations in any Insolvency Proceeding, foreclosure (whether by power of judicial proceeding or otherwise) or deed in lieu of foreclosure or the making of a distribution of any kind in any Insolvency Proceeding to Agent, for the account of Lender in full or partial satisfaction of the Secured Obligations, or (z) the termination of this Agreement for any reason (the occurrence of any of the events set forth in the foregoing clauses (w) through (z), each a “Premium Event”), then Agent shall be paid, for the benefit of Lender holding such Term Loans as an inducement for making the Term Loans (and not as a penalty) an amount (such amount pursuant to clause (i) or clause (ii) below, as applicable, the “Prepayment Premium”) equal to (i) prior to the twelve (12) month anniversary of the Closing Date, an amount equal to the Make Whole Amount and (ii) on and after the twelve (12) month anniversary of the Closing Date, the Prepayment Premium Percentage, multiplied by the amount of the principal amount of the portion of the Term Loans so paid or prepaid (or required to be paid or prepaid), which Prepayment Premium shall be fully earned, and due and payable, on (a) the date of any such payment or prepayment, (b) the date the Secured Obligations are accelerated (whether or not such acceleration occurs, or is deemed to occur, automatically), (c) the date of any other Premium Event, or (d) the date such payment or prepayment is required to be made, as applicable, and non-refundable when made. The parties hereto further acknowledge and agree that the Prepayment Premium is not intended to act as a penalty or to punish the Loan Parties for any such repayment or prepayment. Any prepayment, repayment, satisfaction, release, restructuring, reorganization, replacement, reinstatement, defeasance or compromise, whether voluntary or involuntary, of the Loans upon the occurrence of any Premium Event shall be accompanied by all accrued interest on the principal amount prepaid or repaid, together with the Prepayment Premium, as applicable pursuant to this Section 2.4(c), if any. Without limiting the generality of the foregoing and notwithstanding anything to the contrary in this Agreement or any Loan Document, it is understood and agreed that if the Secured Obligations are accelerated as a result of the occurrence and continuance of any Event of Default (including by operation of law or otherwise), the Prepayment Premium, if any, determined as of the date of acceleration, will also be due and payable and will be treated and deemed as though the applicable Loans were prepaid as of such date and shall constitute part of the Secured Obligations for all purposes herein. The Prepayment Premium, if any, shall also be payable in the event the Secured Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. THE LOAN PARTIES EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREPAYMENT PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Loan Parties expressly agree that (i) the Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (ii) the Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made, (iii) there has been a course of conduct between Lender and the Loan Parties giving specific consideration in this transaction for such agreement to pay the Prepayment Premium, (iv) the agreement to pay the Prepayment Premium is a material inducement to Lender to make the Loans hereunder, and (v) the Prepayment Premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of Lender and that it would be impractical and extremely difficult to ascertain the actual amount of damages to Lender or profits lost by Lender as a result of such Premium Event.
2.5    Notes. If so requested by Lender by written notice to Borrower, then Borrower shall execute and deliver to Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of Lender pursuant to Section 11.13) (promptly after Borrower’s receipt of such notice) a Term Note or Term Notes to evidence Lender’s Loans.
2.6    Pro Rata Treatment; Application of Payments. Each payment (including prepayment) on account of any fee and any reduction of the Term Loan Advance shall be made pro rata according to the Term Loan Commitments of the Lenders. The Term Loan Advance shall be made pro rata according to the Term Loan Commitments of the Lenders. Payments shall be applied, first to the payment of all fees, expenses, indemnities or other liabilities of any kind owed to the Agent under the Loan Documents and second, to payment of any other Secured Obligations in such order as the Lenders shall elect. Borrower shall not have a right to specify the order or the accounts to which Lender shall allocate or apply any payments made by Borrower to Lender or otherwise received by Lender under this Agreement when any such allocation or application is not expressly specified elsewhere in this Agreement.
2.7    Taxes.
(a)    Withholding. Any and all payments by or on account of any obligation of Borrower under any Loan Document will be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires a Withholding Agent to make any withholding or deduction of any Tax from any such payment, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, to the extent such Tax is an Indemnified Tax, then the sum payable by Borrower hereunder shall be increased to the extent necessary to ensure that, after the making of such required withholding or deduction (including such deductions and withholdings applicable to additional sums payable under this Section), Agent or Lender, as applicable receives an amount equal to the sum which it would have received had no such withholding or deduction been made. Borrower will, upon request, furnish Agent with proof reasonably satisfactory to Agent (acting at the direction of the Required Lenders) indicating that Borrower has timely made such withholding payment.
(b)    Payment of Other Taxes by Borrower. Borrower shall timely pay, or otherwise cause to be timely paid, to the relevant Governmental Authority in accordance with applicable law, or at the option of Agent timely reimburse it for the payment of, any Other Taxes.
(c)    Indemnification by Borrower. Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Agent), or by Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)    Status of Lenders.
(i)    Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Agent (if such Recipient is not the Agent), at the time or times reasonably requested by Borrower or Agent, as applicable, such properly completed and executed documentation reasonably requested by Borrower or Agent, as applicable, as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Recipient if reasonably requested by Borrower or Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Agent as will enable Borrower or Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs 2.7(d)(ii)(A), 2.7(d)(ii)(B) and 2.7(d)(ii)(D) of this Section) shall not be required if in the Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient.
(ii)    Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Borrower,

(A)    any Recipient that is a U.S. Person shall deliver to Borrower and Agent (if such Recipient is not the Agent) on or about the date on which such Recipient becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed copies of IRS Form W-9 certifying that such Recipient is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed copies of IRS Form W-8ECI; or
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) an executed certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E;
provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to Borrower and Agent (if such Recipient is not the Agent) at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Agent as may be necessary for Borrower and Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Agent (if such Recipient is not the Agent) in writing of its legal inability to do so.
(e)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (D) (plus any penalties, interest or other charges imposed by the relevant

Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (D), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (D) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(f)    As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)    Survival. Each party’s obligations under this Section shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Term Loan Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(h)    [Reserved].
(i)    Defined Terms. For purposes of this Section 2.7, the term “applicable law” includes FATCA.
2.8    [Reserved].
2.9    Mitigation of Obligations. If any Lender requests compensation or requires the Borrower to pay any Indemnified Taxes or additional amounts to such Lender or any Governmental Authority for the account of such Lender pursuant to Section 2.7, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Term Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable to any Recipient pursuant to Section 2.7 in the future (and the aggregate amount of such eliminated or reduced amounts resulting from such designation or assignment would not exceed the amount Borrower would be required to pay under this Section 2.9 with respect to such designation or assignment), and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with the effectuation of any such designation or assignment.
2.10    Closing Fee. On the Closing Date, Borrower shall pay (or cause to be paid) to the Administrative Agent (for further distribution to the Lenders on a pro rata basis in accordance with their respective Term Loan Commitments as of the Closing Date) a non-refundable closing fee (the “Closing Fee”) of $2,300,000 (equal to 2.00% of the aggregate principal amount of Term Loans Commitments as of the Closing Date). The Closing Fee will be earned and due and payable in full on the Closing Date and will not be refundable under any circumstances.
SECTION 3 [RESERVED]
SECTION 4 CONDITIONS PRECEDENT
The obligations of Lender to make the Loan hereunder are subject to the satisfaction by Borrower of the following conditions:
4.1    Initial Term Loan Advance. On or prior to the Closing Date, Borrower shall have delivered to Administrative Agent the following:
(a)    Loan Documents. Administrative Agent shall have received duly executed copies of the following, in form and substance reasonably acceptable to Administrative Agent:
(i)    this Agreement;
(ii)    the Agent Fee Letter;
(iii)    customary legal opinions from (x) Latham & Watkins LLP, counsel to the Loan Parties, and (y) Covington & Burling LLP, counsel to UBER, in each case, addressed to the Administrative Agent, Collateral Agent and the Lenders;
(iv)    a Perfection Certificate, Guaranty and Security Agreement, each Security Document (other than any Mortgage) and each other Loan Document; and
(v)    all other documents and instruments reasonably required by Administrative Agent and Lender to effectuate the Transactions contemplated hereby or to create and perfect the Liens of Collateral Agent with respect to all Collateral.
(b)    Secretary’s Certificate. Administrative Agent shall have received a certificate from each Loan Party, dated the Closing Date and signed by an Authorized Officer of such Loan Party, and attested to by the secretary or any assistant secretary of such Loan Party, with appropriate insertions and attachments, including (x) copies of the Organizational Documents, (y) the resolutions of such Loan Party referred to in such certificate, and (z) (A) a signature and incumbency certificate to the officers of such persons who have been authorized by such resolutions to execute the Loan Documents on behalf of such Loan Party executing the Loan Documents, in each case, each of the foregoing shall be in form and substance reasonably acceptable to the Administrative Agent and (B) certificates of good standing or status (to the extent that such concepts exist) from the applicable secretary of state (or equivalent authority) or other relevant Governmental Authority of the jurisdiction of organization or formation of each Loan Party (in each case, to the extent applicable).
(c)    Stock Certificates / Powers. For each Equity Interest that is certificated, Collateral Agent shall have received all originals certificates evidencing all Equity Interest pledged pursuant to Guaranty and Security Agreement (if applicable), together with any transfer powers or other instruments of transfer, in form and substance reasonably acceptable to Collateral Agent.
(d)    Fees / Expenses. (i) Each Agent and Lender shall have received, or substantially concurrently with the initial borrowing of Term Loans under this Agreement shall receive (including by way of offset against the proceeds of the Term Loans advanced on the Closing Date), payment for all fees and reasonable and documented out-of-pocket expenses (including the Transaction Expenses) required to be paid on the Closing Date pursuant to any Loan Document that are invoiced to Borrower at least one (1) Business Day prior to the Closing Date and (ii) each Lender shall have received the Closing Fee.
(e)    [Reserved].
(f)    [Reserved].
(g)    Closing Date Refinancing. The (x) Closing Date Refinancing shall have been consummated, or substantially simultaneously with the making of the initial funding of the Term Loans hereunder shall be consummated and (y) all Prior Indebtedness shall have been, or substantially simultaneously with the making of initial funding of the Term Loans hereunder shall be paid in full, all commitments (if any) in respect thereof terminated and all guarantees (if any) thereof and Liens (if any) in respect thereof discharged and released.
(h)    Officer’s Certificate. Administrative Agent shall have received a customary closing certificate, dated the Closing Date and signed by Authorized Officer of Borrower, confirming the accuracy of the conditions set forth in Section 4.1(g), Section 4.2(b) and Section 4.3.
(i)    Solvency Certificate. Administrative Agent shall have received a Solvency Certificate in the form of Exhibit F, dated as of the Closing Date and signed by the Authorized Officer of Borrower.
(j)    Lien and Intellectual Property Searches. Administrative Agent shall have received the results of (x) a recent lien search report in such jurisdictions as may be reasonably requested by Administrative Agent and such reports shall reflect no Liens other than Permitted Liens, (y) recent Intellectual Property searches and (z) any other searches deemed necessary by Administrative Agent.
(k)    KYC Information. (i) Upon the reasonable request of any Lender or Agent, as applicable, made at least three (3) days prior to the Closing Date, Borrower shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act and a copy of a properly completed and signed IRS Form W-8 or W-9 (or other applicable tax form), as applicable, for the Borrower, in each case at least three (3) days prior to the Closing Date, and (ii) at least three (3) days prior to the Closing Date, Borrower shall deliver a Beneficial Ownership Certification in relation to such Borrower.
(l)    [Reserved].
(m)    [Reserved].
(n)    Subordination Agreements. Administrative Agent shall have received executed copies of (i) a Subordination and Intercreditor Agreement, dated as of the Closing Date, which shall subordinate obligations of the Borrower and its affiliates under the 2021 Convertible Notes to the prior payment in full of the Obligations, (ii) a Subordination and Intercreditor Agreement, dated as of the Closing Date, which shall subordinate obligations of the Borrower and its affiliates under the 2020 Convertible Notes to the prior payment in full of the Obligations and (iii) a Consent and Waiver, dated of the Closing Date, with respect to the Note and Warrant Purchase Agreement, dated as of May 7, 2020, under which, among other things, the lenders thereunder shall consent to the subordination of the obligations of the Borrower and its affiliates under such agreement to the prior payment in full of the Obligations.
4.2    All Advances. On the Advance Date:
(a)    Notice of Borrower. Administrative Agent shall have received (i) an Advance Request for the relevant Advance as required by Section 2.1(b), duly executed by Borrower’s Chief Executive Officer or Chief Financial Officer and (ii) any other documents Administrative Agent or Lender may reasonably request.
(b)    Representations and Warranties. The representations and warranties set forth in this Agreement shall be true and correct in all material respects (or, if qualified by “materiality”, “Material Adverse Effect” or similar language, in all respects (after giving effect to such qualification)) on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date which shall be true and correct in all material respects as of such earlier date.
(c)    Advance Request. Each Advance Request shall be deemed to constitute a representation and warranty by Borrower on the relevant Advance Date as to the matters specified in subsections (b) of this Section 4.2 and as to the matters set forth in the Advance Request.
4.3    No Event of Default / MAE. As of the Closing Date and each Advance Date, (i) no fact or condition exists that could (or could reasonably be expected to, with the passage of time, the giving of notice, or both) constitute an Event of Default, and no Event of Default has occurred and is continuing and (ii) no Material Adverse Effect has occurred and is continuing.

SECTION 5 REPRESENTATIONS AND WARRANTIES
To induce each Agent and each Lender to enter into this Agreement and to make the Loans and other credit accommodations contemplated hereby, Borrower (and, as applicable, each Loan Party) hereby represents and warrants, on behalf of itself and, as applicable, each of its Subsidiaries, to each Agent and each Lender that:
5.1    Organizational Status and Power. Each Loan Party is (i) a corporation, limited liability company, partnership or limited partnership, or similar organization, duly incorporated, organized or formed, validly existing and, where applicable, (ii) in good standing (or the local equivalent) under the laws of its jurisdiction of organization (or local equivalent), (iii) duly qualified as a foreign corporation, limited liability company or partnership, as the case may be, in all jurisdictions in which the nature of its business or location of its properties require such qualifications and (iv) has all requisite power and authority and all requisite governmental licenses, permits, authorizations, consents and approvals to (x) own or lease its assets and carry on its business as currently conducted or proposed to be conducted and (y) solely with respect to the Loan Parties, execute, deliver and perform its obligations under the Loan Documents to which it is a party to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. Borrower and each Subsidiary’s present name, former names (if any), locations, place of formation, tax identification number, organizational identification number and other information are correctly set forth on Schedule 5.1 (or as such Borrower has subsequently notified Administrative Agent after the Closing Date in accordance with this Agreement (including in any Compliance Certificate)).
5.2    Collateral. Borrower and each Loan Party owns the Collateral free of all Liens, except for Permitted Liens. Borrower and each Loan Party has the power and authority to grant to Collateral Agent a Lien in the Collateral as security for the Secured Obligations.
5.3    Consents. The execution, delivery and performance of this Agreement by each of the Loan Parties and by each Loan Party of any other Loan Documents to which such Loan Party is a party, (i) have been duly authorized by all necessary action in accordance with such Loan Party’s Organizational Documents, (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens and the Liens created by this Agreement and the other Loan Documents, (iii) do not violate any provisions of (A) such Loan Party’s Organizational Documents, or (B) any, law, regulation, order, injunction, judgment, decree or writ to which such Loan Party is subject and which violation would have a Material Adverse Effect and (iv) do not violate any contract or agreement or require the consent or approval of any other Person which has not already been obtained if such violation or failure to obtain consent or approval would have a Material Adverse Effect. The individual or individuals executing the Loan Documents are duly authorized to do so.
5.4    Material Adverse Effect. Since the Closing Date, no Material Adverse Effect has occurred and is continuing.
5.5    Litigation. There are no actions, suits, proceedings, claims or disputes before any Governmental Authority now pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries or their property, that, except as set forth in Schedule 8 to the Perfection Certificate or, with respect to any such matters occurring after the Closing Date, as separately disclosed in writing by the Borrower to the Required Lenders from time to time, (a) has resulted in liability in excess of $1,000,000 individually or, other than ordinary course personal injury claims, $2,500,000 in the aggregate, (b) purport to affect or pertain to this Agreement or any other Loan Document, or any of the Transactions contemplated hereby, (c) could reasonably be expected to result in cessation of any material portion of the Borrower or any of its Subsidiaries Business or (d) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.
5.6    Laws.
(a)    Neither Borrower nor any of its Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the Transactions contemplated hereby, (b) could reasonably be expected to result in cessation of any material portion of the Borrower’s or any of its Subsidiaries’ Business or (c) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries is in default in any material respect in any manner under any provision of any agreement or instrument evidencing material Indebtedness, or any other material agreement to which it is a party or by which it is bound.
(b)    None of the Loan Parties is required to be registered as an “investment company” within the meaning of the Investment Company Act.
(c)    None of the proceeds from the Loans have been or will be used, directly or indirectly, for the purpose of purchasing or carrying any “margin stock” (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower and each of its Subsidiaries has complied in all material respects with the Federal Fair Labor Standards Act. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Neither Borrower nor any of its Subsidiaries’ properties or assets have been used by Borrower or such Subsidiary in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws. Borrower and each of its Subsidiaries has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.
(d)    None of Borrower, any of its Subsidiaries or, to Borrower’s knowledge, any of Borrower’s or its Subsidiaries’ Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the Transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person. Neither Borrower nor and its Subsidiaries, Affiliates or agents, acting or benefiting in any capacity in connection with the Transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law. None of the funds to be provided under this Agreement will be used, directly or indirectly, (a) for any activities in violation of any applicable anti-money laundering, economic sanctions and anti-bribery laws and regulations laws and regulations or (b) for any payment to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
5.7    Information Correct and Current. No information, report, Advance Request, financial statement, exhibit or schedule furnished, by or on behalf of Borrower to Administrative Agent in connection with any Loan Document or included therein or delivered pursuant thereto contained, or, when taken as a whole, contains or will contain any material misstatement of fact or, when taken together with all other such information or documents, omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading at the time such statement was made or deemed made. Additionally, any and all financial or business projections provided by Borrower to Agent, whether prior to or after the Closing Date, shall be (i) provided in good faith and based on the most current data and information available to Borrower, and (ii) the most current of such projections provided to Borrower’s Board represent Borrower’s good faith estimate of future financial performance and are based on assumptions believed by Borrower at the time so delivered to be fair and reasonable in light of current market conditions, it being acknowledged and agreed by Agent and Lender that projections are not a guarantee of financial performance, are subject to significant uncertainties and contingencies, many of which are beyond Borrower’s control, no assurance can be given that any particular financial projections will be realized, and projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by such projections may differ from the projected results and such differences may be material.
5.8    Tax Matters. Except as set forth on Schedule 5.8, Borrower and each of its Subsidiaries has (a) filed all U.S. federal and state income tax returns and other material tax returns that it is required to file, (b) duly and timely paid, prior to delinquency, all U.S. federal and state income Taxes and other material Taxes or installments thereof (including any interest or penalties) required to be paid by Borrower or such Subsidiary (whether or not shown on the tax returns), except for any unpaid Taxes being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in the books of the appropriate Person in accordance with GAAP, and (c) fully paid or reserved in accordance with GAAP for any material Tax assessment or deficiency imposed against Borrower or such Subsidiary for the four (4) years preceding the Closing Date, if any (including any Taxes being contested in good faith and by appropriate proceedings). Neither Borrower nor any of its Subsidiaries is subject to any audit, examination, proceeding, contest or other similar action with respect to Taxes or tax returns currently ongoing or threatened in writing which individually or in the aggregate would reasonably be expected to give rise to a Material Adverse Effect. There are no liens for Taxes upon any of the assets of the Borrower or any of its Subsidiaries other than any Permitted Liens.
5.9    Intellectual Property Claims. To Borrower’s knowledge, Borrower and each Subsidiary is the sole owner of, or otherwise has the valid right to use, the Intellectual Property material to such Person’s business. To Borrower’s knowledge, each of the material Intellectual Property is valid and enforceable, no material part of the Intellectual Property of Borrower and its Subsidiaries has been judged invalid or unenforceable, in whole or in part, and no claim has been made to Borrower or, to Borrower’s knowledge, to any of its Subsidiaries, that any material part of the Intellectual Property of Borrower and its Subsidiaries violates the rights of any third party. Neither Borrower, nor, to Borrower’s knowledge, any of its Subsidiaries is in material breach of, nor has such Person failed to perform any material obligations under, any material contracts, licenses or agreements and, to Borrower’s knowledge, no third party to any such contract, license or agreement is in material breach thereof or has failed to perform any material obligations thereunder.
5.10    Intellectual Property. To Borrower’s knowledge, Borrower and each Subsidiary has all material rights with respect to Intellectual Property necessary or material in the operation or conduct of such Person’s business as currently conducted and proposed to be conducted. Without limiting the generality of the foregoing, and in the case of licenses, except for restrictions that are unenforceable under Division 9 of the UCC, to Borrower’s knowledge, Borrower and each Subsidiary has the right, to the extent required to operate such Person’s business, to freely transfer, license or assign Intellectual Property necessary or material in the operation or conduct of such Person’s business as currently conducted and proposed to be conducted, without condition, restriction or payment of any kind (other than license payments in the ordinary course of business) to any third party, and, to Borrower’s knowledge, Borrower and each Subsidiary owns or has the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third-party software and other items that are material to such Person’s business and used in the design, development, promotion, sale, license, manufacture, import, export, use or distribution of products except customary covenants in inbound license agreements and equipment leases where such Person is the licensee or lessee.
5.11    Security Document.
(a)    The Guaranty and Security Agreement creates in favor of the Collateral Agent, for the benefit of the Collateral Agent and Lender referred to therein, a legal, valid, continuing and enforceable security interest in the Collateral (as defined in the Guaranty and Security Agreement), subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. Upon the making of the filings contemplated in the Guaranty and Security Agreement and/or the obtaining of “control” (as defined in the UCC) of the Collateral under the Guaranty and Security Agreement, the Collateral Agent will have a perfected Lien on, and security interest in, to and under all right, title and interest of the Loan Parties thereunder in all Collateral that may be perfected under the

UCC (in effect on the date this representation is made) by filing, recording or registering a financing statement or analogous document (including without limitation the proceeds of such Collateral subject to the limitations relating to such proceeds in the UCC) or by obtaining control, in each case prior and superior in right to any other Person (other than Permitted Liens which by operation of Law would have priority to the Liens securing the Obligations).
(b)    If any Mortgage is executed and delivered to Collateral Agent, such Mortgage when executed will create in favor of the Collateral Agent, for the benefit of the Collateral Agent and Lender referred to therein, a legal, valid, continuing and enforceable security interest in the applicable mortgaged Real Property, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. If any Mortgage is executed and delivered to Collateral Agent, upon the recording of such Mortgage, the Collateral Agent will have a perfected Lien on, and security interest in, to and under all right, title and interest of the applicable Loan Parties thereunder in the applicable mortgaged Real Property.
5.12    Deposit Accounts, Securities Accounts and Commodities Accounts. Schedule 5.12, as may be updated by Borrower in a written notice provided to Administrative Agent after the Closing Date, is a true, correct and complete list of all banks and other financial institutions at which Borrower or any of its Subsidiaries maintains any and all Deposit Accounts, Securities Accounts or Commodities Accounts, as applicable and lists out (a) the name and address of each bank or other institution, (b) the name in which the account is held, (c) a description of the purpose of the account, (d) the complete account number therefor and (e) whether such account is an Excluded Account.
5.13    Employee Loans. Other than loans constituting Permitted Investments or loans under a Plan intended to qualify as a cash or deferred arrangement under Section 401(k) of the Code, neither Borrower nor any of its Subsidiaries has any outstanding loans to any employee, officer, manager or director of such Person, nor has Borrower or any of its Subsidiaries guaranteed the payment of any loan made to an employee, officer, manager or director of such Person by a third party.
5.14    Capitalization and Subsidiaries. Borrower’s and each of its Subsidiaries’ capitalization as of the Closing Date is set forth on Schedule 5.14 annexed hereto. Neither Borrower nor any of its Subsidiaries owns any stock, partnership interest or other securities of any Person, except for Permitted Investments.
5.15    Pledged Securities; Instruments. All Equity Interests constituting Pledged Securities are validly issued, fully paid and non-assessable in all material respects. The execution, delivery and performance thereof and the pledge of and granting of a security interest in the Pledged Securities under the Guaranty and Security Agreement do not contravene any provision of the Organizational Documents of the issuer of such Equity Interests. All certificates representing Borrower’s and each of its Subsidiaries’ interest in Pledged Securities have been delivered to Collateral Agent, together with duly executed transfer powers or other appropriate instruments of transfer (each in form and substance satisfactory to Collateral Agent), duly executed in blank by Borrower or the applicable Subsidiary. As of the Closing Date, Schedule 5.15 sets forth (i) a true and accurate schedule of all Pledged Securities and all Instruments owned by Borrower and each of its Subsidiaries, and (ii) a complete and accurate list of all consents, waivers, amendment or modification or other action to be taken in connection with the grant of the security interest pursuant to the terms of this Agreement in the Pledged Securities.
5.16    Solvency. After the Closing Date and after giving effect to the consummation of the Transactions, the Loan Parties, on a consolidated basis, are Solvent.
5.17    Financial Condition.
(a)    The Historical Financial Statements present fairly in all material respects the financial condition and income and cash flows of Borrower and its Subsidiaries on a consolidated basis as of the dates thereof and for the periods covered thereby and have been prepared in accordance with GAAP, consistently applied throughout the periods covered thereby. The Borrower has provided to Lender pro forma financial statements that give pro forma effect to the funding of the Loans and Transactions based on the Borrower’s financial statements for 2022 and 2023 year to date.
(b)    All financial performance projections delivered to Administrative Agent, including the financial performance projections delivered on or prior to the Closing Date, represent Borrower’s good faith estimate of future financial performance and are based on assumptions believed by Borrower at the time so delivered to be fair and reasonable in light of current market conditions, it being acknowledged and agreed by Administrative Agent and Lender that projections are not a guarantee of financial performance, are subject to significant uncertainties and contingencies, many of which are beyond Borrower’s control, no assurance can be given that any particular financial projections will be realized, and projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by such projections may differ from the projected results and such differences may be material.
5.18    Real Property. Schedule 5.18 hereto sets forth all Real Property owned or leased by the Borrower and each of its Subsidiaries as of the Closing Date (including whether or not such Real Property constitutes Material Real Property). The Borrower and each of its Subsidiaries has good and marketable fee simple title to, or valid leasehold interests in, or valid easements or other rights to use in, all Real Property necessary in the ordinary conduct of its business, free and clear of all Liens except (a) defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes, (b) Permitted Liens or (c) where the failure to have such title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
5.19    ERISA Compliance
(a)    Except as would not reasonably be expected to have a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state laws, and (ii) each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service, and, to the knowledge of the Borrower, nothing has occurred that would adversely affect the qualified status of any such Plan.
(b)    There are no pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan (other than routine claims for benefits) that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.
(c)    Except as would not reasonably be expected to have a Material Adverse Effect, (i) no ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that would reasonably be expected to constitute or result in an ERISA Event, in each case with respect to any Pension Plan or Multiemployer Plan; (ii) neither the Borrower nor any ERISA Affiliate has incurred any unsatisfied liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; and (iii) neither the Borrower nor any ERISA Affiliate has engaged in a transaction described in Section 4069 or Section 4212(c) of ERISA.
(d)    With respect to any Foreign Plan, none of the following events or conditions exists and is continuing that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect: (i) substantial non-compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders; (ii) any obligation of the Borrower or its Subsidiaries in connection with the termination or partial termination of, or withdrawal from, any such Foreign Plan; (iii) any Lien on the property of the Borrower or its Subsidiaries in favor of a Governmental Authority as a result of any action or inaction regarding such a Foreign Plan; (iv) any pending or threatened disputes that, to the knowledge of the Borrower or any of its Subsidiaries, would reasonably be expected to result in a material liability to the Borrower or any of its Subsidiaries concerning the assets of any such Foreign Plan (other than individual claims for the payment of benefits); and (v) failure to make any contributions in a timely manner to the extent required by applicable non-U.S. law.
5.20    Environmental Compliance.
(a)    No Loan Party (i) has failed, within the preceding five (5) years, to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)    Except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) none of the properties currently or formerly owned or operated by any Loan Party is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) there are no and, to the best knowledge of the Loan Parties, never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or, to the best of the knowledge of the Loan Parties, on any property formerly owned or operated by any Loan Party; (iii) to the best of the knowledge of the Loan Parties, there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party; (iv) and to the best of the knowledge of the Loan Parties, Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party.
(c)    Except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no Loan Party is undertaking, and no Loan Party has completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law. All Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or, to the best knowledge of the Loan Parties, formerly owned or operated by any Loan Party have been disposed of in a manner not reasonably expected to result in a Material Adverse Effect.
5.21    Insurance. The properties of the Loan Parties are insured in accordance with Section 6 hereof with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks (including, without limitation, worker’s compensation, commercial general liability, insurance on real and personal property and directors and officers liability insurance) as are reasonably determined by the Borrower and customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties operate. As of the Closing Date, each insurance policy is in full force and effect and all premiums in respect thereof that are due and payable have been paid.
5.22    Labor Matters. Except as set forth on Schedule 5.22, as of the Closing Date, neither Borrower nor any of its Subsidiaries are a party to or bound by any collective bargaining agreement. There are no complaints, unfair labor practice charges, material grievances, material arbitrations, or any other claims or complaints against the Borrower or any of its Subsidiaries that are pending or, to the Borrower’s knowledge, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any employee of Borrower or any of its Subsidiaries, which would individually or in the aggregate reasonably be expected to result in a Material Adverse Effect. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (i) there are no strikes, lockouts, slowdowns or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened; (ii) the hours worked by and payments made to employees of the Borrower or any of its Subsidiaries comply with the Fair Labor Standards Act and any other applicable federal, state, local or foreign Law dealing with such matters; (iii) neither the Borrower nor any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state Law; and (iv) all payments due from Borrower or any of its Subsidiaries, or for which any claim may be made against Borrower or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or properly accrued in accordance with GAAP as a liability on the books of the Borrower or any of its Subsidiaries. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or require any material cessation of the business of the Borrower or any of its Subsidiaries as currently conducted, each individual who is providing services to the Borrower or any of its Subsidiaries and is classified and treated as an independent contractor, is properly classified and treated as such for all applicable purposes, including but not limited to, for purposes of any applicable law, rule or regulation relating to wages and hours, Taxes, unemployment insurance, and workers’ compensation.
SECTION 6 INSURANCE; INDEMNIFICATION
6.1    Coverage. The Loan Parties shall cause to be carried and maintained commercial general liability insurance, on an occurrence form, against risks customarily insured against by companies in the same or similar businesses similarly situated operating in the same or similar locations. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability. The Loan Parties must maintain a minimum of $10,000,000 of commercial general liability insurance for each occurrence. The Loan Parties have and agree to maintain a minimum of $10,000,000 of directors’ and officers’ insurance for each occurrence. So long as there are any Secured Obligations outstanding, The Loan Parties shall also cause to be carried and maintained insurance upon the business and assets of Borrower and each of its Subsidiaries, insuring against risks of physical loss or damage howsoever caused as are appropriate and customary for companies in the same or similar businesses similarly situated operating in the same or similar locations.
6.2    Certificates. Subject to Section 7.19, Borrower shall deliver to Collateral Agent certificates of insurance that evidence the Loan Parties’ compliance with its insurance obligations in Section 6.1 and the obligations contained in this Section 6.2. The Loan Parties’ insurance certificate shall state Collateral Agent (shown as “Diameter Finance Administration LLC”, as “Collateral Agent”) is an additional insured for commercial general liability, a lender loss payee for all risk property damage insurance, subject to the insurer’s and Lender approval, and promptly following any purchase of new or replacement insurance, Borrower shall deliver to Collateral Agent certificates of insurance showing Collateral Agent as additional insured and a lender loss payee for property insurance and additional insured for liability insurance for any future insurance that Borrower may acquire from such insurer. Attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance. All certificates of insurance will provide for a minimum of thirty (30) days advance written notice to Collateral Agent of cancellation (other than cancellation for non-payment of premiums, for which ten (10) days’ advance written notice shall be sufficient) or any other change adverse to Collateral Agent’s interests. Any failure of Collateral Agent to scrutinize (and for the avoidance of doubt the Agent shall not have any obligation or duty to scrutinize) such insurance certificates for compliance is not a waiver of any of Collateral Agent’s rights, all of which are reserved. At Collateral Agent’s reasonable request, Borrower shall provide Collateral Agent with copies of each insurance policy, and upon entering or amending any insurance policy required hereunder, Borrower shall provide Collateral Agent with copies of such policies and shall promptly deliver to Collateral Agent updated insurance certificates with respect to such policies.
SECTION 7 COVENANTS
Borrower and each Guarantor agrees, on behalf of itself and each of its Subsidiaries, as follows:
7.1    Financial Reports. Borrower shall furnish to Administrative Agent (and Administrative Agent shall thereafter deliver to Lenders) the financial statements (the “Financial Statements”), notifications and reports listed hereinafter:
(a)    Monthly Financial Statements. As soon as practicable and in any event within thirty (30) days after the end of each Fiscal Month, a copy of the unaudited balance sheets of Borrower and each of its Subsidiaries, and the related statements of income, for such Fiscal Month, (i) except for the absence of footnotes, (ii) subject to normal year-end adjustments, and (iii) except for certain non-cash items that are customarily included in quarterly and annual financial statements.
(b)    Quarterly Financial Statements. As soon as practicable and in any event within forty-five (45) days after the end of each Fiscal Quarter of each Fiscal Year, a copy of the unaudited consolidated balance sheets of Borrower and each of its Subsidiaries, and the related consolidated statements of income, shareholders’ equity and cash flows as of the end of such Fiscal Quarter and (other than the shareholders’ equity statement) for the portion of the Fiscal Year then ended, and (other than the shareholders’ equity statement) for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year all certified by an Authorized Officer of Borrower to the effect that they have been prepared in accordance with GAAP, (i) except for the absence of footnotes, (ii) subject to normal year-end adjustments, and (iii) except for certain non-cash items that are customarily included in quarterly and annual financial statements.
(c)    Annual Financial Statements. Within one hundred fifty (150) days after the end of each Fiscal Year, a copy of the audited financial statements of Borrower and each of its Subsidiaries as at the end of such Fiscal Year prepared on a consolidated basis, including balance sheet and related statements of income, shareholders’ equity and cash flows and setting forth in comparative form the corresponding figures for the preceding Fiscal Year, and accompanied by the report of a firm of independent certified public accountants selected by Borrower and reasonably acceptable to Administrative Agent (acting at the direction of the Required Lenders), which report shall contain an unqualified opinion, stating that such consolidated financial statements present fairly in all material respects the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and not include a going concern qualification (except to the extent such qualification is solely as a result of the impending maturity of, or a financial covenant default under, this Agreement, or the impending maturity of the 2020 Convertible Notes or 2021 Convertible Notes).
(d)    Compliance Certificate. Concurrently with the delivery of the quarterly financial statements referred to in Section 7.1(b) above and the annual financial statements referred to in Section 7.1(c) above, (i) a fully and properly completed Compliance Certificate, certified on behalf of Borrower by an Authorized Officer of Borrower and (ii) in the case of Section 7.1(b) above, a calculation of Minimum Liquidity referred to in Section 7.21 below as certified by an Authorized Officer of Borrower which shall be calculated as of the last Business Day of each Fiscal Quarter (commencing with the first full Fiscal Quarter following the Closing Date).
(e)    SEC Filings. Promptly after the filing thereof, copies of any regular, periodic and special reports or registration statements that Borrower files with the Securities and Exchange Commission or any Governmental Authority that may be substituted therefor, or any national securities exchange.
(f)    Bank Accounts. Within forty-five (45) days after the end of each Fiscal Quarter, a complete list of any new banks and other financial institutions at which Borrower or any of its Subsidiaries maintains any and all Deposit Accounts, Securities Accounts or Commodities Accounts to the extent required by Section 5.12.
(g)    Budget. As soon as practicable and in any event within sixty days (60) days after the end of each Fiscal Year, the financial and business projections, budget and updated model for such Fiscal Year, as well as any other budgets, operating plans and other financial information or information with respect to the Collateral as may be reasonably requested by Administrative Agent at direction of the Required Lenders.
(h)    Acquisition of Equity Interests or Instruments. Within sixty (60) days of the acquisition of Collateral consisting of Equity Interests or Instruments, notification thereof, together with such originals and other documents as required pursuant to Section 7.13(b).
(i)    Material Amendment of Organizational Document. Promptly provide to Administrative Agent (and Administrative Agent shall provide to Lender) a copy of any material amendment, restatement, supplement or other modification to or of any Organizational Document or Equity Document of any Loan Party after execution thereof.
(j)    Prepayment Event. At least one (1) Business Day prior to the occurrence of a Prepayment Event, a notification thereof, together with a description of such Prepayment Event, copies of such documents entered into in connection with the transaction giving rise to the

Prepayment Event as Administrative Agent may reasonably request and calculations in form reasonably acceptable to Administrative Agent of the amount of Net Cash Proceeds, Extraordinary Receipts or Net Equity Proceeds, as applicable, arising from such Prepayment Event.
(k)    Collateral Impact. Promptly upon any court proceeding in an amount greater than $2,000,000 affecting the Collateral, a notification thereof.
(l)    Event of Default. Within three (3) Business Days of the occurrence of any Event of Default, a notification to the Administrative Agent (and Administrative Agent shall thereafter notify Lender).
(m)    OFAC Lists. Promptly (and in any event within three (3) Business Days), notice if Borrower or any Subsidiary has knowledge that Borrower, or any Subsidiary or Affiliate of Borrower, is listed on the OFAC Lists or (a) is convicted of, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.
(n)    Material Litigation. Promptly upon any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary thereof and any Governmental Authority or notice from any Governmental Authority, in each case, that would result in a Material Adverse Effect, a notification thereof and upon the reasonable request of the Administrative Agent, such information as may be reasonably available to the Borrower to enable Lenders’ counsel to evaluate such matters; provided that Borrower shall not be required to disclose any document, information or other matter with respect to any such litigation at any time that constitutes trade secrets or proprietary information or that is subject to attorney client or similar privilege or constitutes attorney work product.
(o)    ERISA Event. Promptly upon any Authorized Officer of the Borrower obtaining knowledge of the occurrence of any ERISA Event or any event described in Section 5.19(d)(i) through (iii) with respect to a Foreign Plan that could reasonably be expected to result have a Material Adverse Effect, a notification thereof.
(p)    Material Real Property. Withing 90 days of the acquisition of any Material Real Property, such deliverables as required by Section 7.13(d).
(q)    [Reserved].
Notwithstanding the foregoing, documents required to be delivered under this Article 7 may be delivered electronically and shall be deemed delivered when Borrower posts a link to such publicly disclosed documents on its website.
Borrower shall not make any change in its (a) accounting policies or reporting practices other than to the extent required or otherwise contemplated by GAAP or other applicable regulatory requirements or (b) Fiscal Year or method for determining Fiscal Quarters of any Loan Party. As of the Closing Date, the Fiscal Year of Borrower shall end on December 31.

Whenever any report to be made pursuant to this Section 7.1 shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day.
7.2    Management Rights. Borrower shall permit any representative that Administrative Agent or Lender authorizes, including its attorneys and accountants, to inspect the Collateral and examine and make copies and abstracts of the books of account and records of such Borrower and its Subsidiaries at reasonable times and upon reasonable notice during normal business hours; provided, that so long as no Event of Default has occurred and is continuing, such examinations shall be limited to no more often than once per Fiscal Year. In addition, any such representative shall have the right to meet with management and officers of such Borrower to discuss such books of account and records at reasonable times and upon reasonable notice. In addition, Administrative Agent or Lender shall be entitled at reasonable times and intervals to consult with and advise the management and officers of such Borrower and its Subsidiaries concerning significant business issues affecting such Borrower and its Subsidiaries. Such consultations shall not unreasonably interfere with such Borrower’s business operations. The parties intend that the rights under this paragraph shall permit Administrative Agent or Lender solely the right to provide advice or recommendations and not be deemed to give Administrative Agent or Lender any right to exercise control or any rights of operations of the business with respect to Borrower and its Subsidiaries.
7.3    Further Assurances. Each Loan Party shall from time to time execute, deliver and file, any financing statements, security agreements, collateral assignments, notices, control agreements, or other documents to perfect or give the highest priority to Collateral Agent’s Lien on the Collateral, in each case, as required by the Guaranty and Security Agreement and the other Security Documents. Borrower shall, and shall cause each Loan Party to, from time to time procure any instruments or documents as may be reasonably requested by Collateral Agent, and take all further action that may be necessary, or that Collateral Agent may reasonably request, to perfect and protect the Liens granted by the Guaranty and Security Agreement and the other Security Documents.
7.4    Indebtedness. Borrower shall not, and shall not permit any Subsidiary to, create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on Borrower or any such Subsidiary an obligation to prepay any Indebtedness, except for (a) the conversion of Indebtedness into equity securities and the payment of Cash in lieu of fractional shares in connection with such conversion, (b) with respect to purchase money Indebtedness permitted hereunder to the extent the outright purchase of such equipment would constitute an Investment in a capital asset that is permitted, (c) the foregoing to the extent refinanced with similar Permitted Indebtedness, or (d) as otherwise permitted hereunder or approved in writing by Administrative Agent.
Notwithstanding anything to the contrary in the foregoing, the issuance of, performance of obligations under (including any payments of interest), and conversion, exercise, repurchase, redemption (including, for the avoidance of doubt, a required repurchase in connection with the redemption of Permitted Convertible Indebtedness upon satisfaction of a condition related to the stock price of Borrower’s common stock), settlement or early termination or cancellation of (whether in whole or in part and including by netting or set-off) (in each case, whether in cash, common stock of Borrower or, following a merger event or other change of the common stock of Borrower, other securities or property), or the satisfaction of any condition that would permit or require any of the foregoing, any Permitted Convertible Indebtedness shall not be prohibited by this Section 7.4 provided that, principal payments in cash (other than cash in lieu of fractional shares) shall only be allowed with respect to any repurchase to the extent made in connection with the redemption of Permitted Convertible Indebtedness upon satisfaction of a condition related to the stock price of Borrower’s common stock and if the Cash Settlement Conditions are satisfied in respect of such redemption and at all times after such redemption.
7.5    Liens. Borrower and each of its Subsidiaries shall at all times keep the Collateral and all other property and assets used in Borrower’s business or in which such Borrower or such Subsidiary now or hereafter holds any interest free and clear from any Liens whatsoever (except for Permitted Liens). Borrower shall not, and shall not permit any Subsidiary to agree with any Person other than Agent or Lender to encumber the Collateral, other than pursuant to Permitted Indebtedness.
7.6    Investments. Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly acquire or own, or make any Investment in or to any Person other than Permitted Investments.
Notwithstanding anything to the contrary in the foregoing, the issuance of, performance of obligations under (including any payments of interest), and conversion, exercise, repurchase, redemption (including, for the avoidance of doubt, a required repurchase in connection with the redemption of Permitted Convertible Indebtedness upon satisfaction of a condition related to the stock price of Borrower’s common stock), settlement or early termination or cancellation of (whether in whole or in part and including by netting or set-off) (in each case, whether in cash, common stock of Borrower or, following a merger event or other change of the common stock of Borrower, other securities or property), or the satisfaction of any condition that would permit or require any of the foregoing, any Permitted Convertible Indebtedness shall not be prohibited by this Section 7.6 provided that, principal payments in cash (other than cash in lieu of fractional shares) shall only be allowed with respect to any repurchase to the extent made in connection with the redemption of Permitted Convertible Indebtedness upon satisfaction of a condition related to the stock price of Borrower’s common stock and if the Cash Settlement Conditions are satisfied in respect of such redemption and at all times after such redemption.
Notwithstanding the foregoing, Borrower may repurchase, exchange or induce the conversion of Permitted Convertible Indebtedness by delivery of shares of Borrower’s common stock and/or a different series of Permitted Convertible Indebtedness and/or by payment of Cash (in an amount that does not exceed the proceeds received by Borrower from the substantially concurrent issuance of shares of Borrower’s common stock and/or Permitted Convertible Indebtedness plus the net cash proceeds, if any, received by Borrower pursuant to the related exercise or early unwind or termination of the related Permitted Bond Hedge Transactions and

Permitted Warrant Transactions, if any, pursuant to the immediately following proviso); provided that, for the avoidance of doubt, Borrower may exercise or unwind or terminate early (whether in Cash, shares or any combination thereof) the portion of the Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, corresponding to such Permitted Convertible Indebtedness that are so repurchased, exchanged or converted.
7.7    Distributions. Borrower shall not, and shall not permit any Subsidiary to (a) repurchase or redeem any class of stock or other Equity Interest of a Loan Party or any Subsidiary, other than repurchases described in clauses (c), (m), (q), and (r) of the definition of “Permitted Investments”; (b) declare or pay any cash dividend or make a cash distribution on any class of stock or other Equity Interest, except for (i) any dividends or other distributions by any Subsidiary to Borrower or another Subsidiary, (ii) distributions of Net Cash Proceeds, to the extent Administrative Agent shall have waived the application of any portion of such Net Cash Proceeds to the mandatory prepayment, and to the extent Administrative Agent has consented to the distribution in respect of any portion, of such Net Cash Proceeds, (iii) any payments made by Borrower upon the death, disability, retirement or termination of employment of any such employee, officer, manager or director or pursuant to any employee or director equity plan, employee, manager or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, officer, manager or director of the Borrower or any of its Subsidiaries in an amount not to exceed $1,500,000 per Fiscal Year or (iv) subject to satisfaction of the Equity Cash Payment Conditions, any other payments made by Borrower to repurchase Equity Interests from any departing employees, officers, managers or directors, or guarantees of the payment of any such loans granted by a third party in an amount not to exceed $1,500,000 in the aggregate so long as no default known to Borrower or Event of Default has occurred or is continuing; (c) waive, release or forgive any Indebtedness owed by any departing employees, officers, managers or directors in excess of $750,000 in the aggregate so long as no default known to Borrower or Event of Default has occurred or is continuing; (d) (x) the entry into and payment of any premium with respect to any Permitted Bond Hedge Transaction and (y) the settlement of any Permitted Warrant Transaction by (i) netting or set-off against any Permitted Bond Hedge Transaction, (ii) delivery of shares of common stock of the Borrower or (iii) if the Cash Settlement Conditions are satisfied, payment in cash.
Notwithstanding anything to the contrary in the foregoing, the issuance of, performance of obligations under (including any payments of interest), and conversion, exercise, repurchase, redemption (including, for the avoidance of doubt, a required repurchase in connection with the redemption of Permitted Convertible Indebtedness upon satisfaction of a condition related to the stock price of Borrower’s common stock), settlement or early termination or cancellation of (whether in whole or in part and including by netting or set-off) (in each case, whether in cash, common stock of Borrower or, following a merger event or other change of the common stock of Borrower, other securities or property), or the satisfaction of any condition that would permit or require any of the foregoing, any Permitted Convertible Indebtedness shall not be prohibited by this Section 7.7; provided that, principal payments in cash (other than cash in lieu of fractional shares) shall only be allowed with respect to any repurchase to the extent made in connection with the redemption of Permitted Convertible Indebtedness upon satisfaction of a condition related to the stock price of Borrower’s common stock and if the Cash Settlement Conditions are satisfied in respect of such redemption and at all times after such redemption.
Notwithstanding the foregoing, Borrower may repurchase, exchange or induce the conversion of Permitted Convertible Indebtedness by delivery of shares of Borrower’s common stock and/or a different series of Permitted Convertible Indebtedness and/or by payment of Cash (in an amount that does not exceed the proceeds received by Borrower from the substantially concurrent issuance of shares of Borrower’s common stock and/or Permitted Convertible Indebtedness plus the net cash proceeds, if any, received by Borrower pursuant to the related exercise or early unwind or termination of the related Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, pursuant to the immediately following proviso); provided that, for the avoidance of doubt, Borrower may exercise or unwind or terminate early (whether in Cash, shares or any combination thereof) the portion of the Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, corresponding to such Permitted Convertible Indebtedness that are so repurchased, exchanged or converted.
7.8    Transfers. Except for Permitted Transfers, Borrower shall not, and shall not permit any Subsidiary to, voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of its assets.
7.9    Mergers or Acquisitions. Borrower shall not, and shall not permit any Subsidiary to, merge or consolidate with or into any other Person, except (i) that any Subsidiary of Borrower may merge with, consolidate with or into, dissolve or liquidate into a Loan Party; provided, that such Loan Party shall be the continuing or surviving entity and all actions reasonably required by Administrative Agent, including actions required to maintain perfected Liens on the Equity Interests of the surviving entity and other Pledged Securities in favor of Collateral Agent shall have been completed in accordance with the terms of this Agreement, (ii) any Loan Party may merge with, consolidate with or into, dissolve or liquidated into another Loan Party and (iii) any Subsidiary that is not a Loan Party may merge with, consolidate with or into, dissolve or liquidated into another Subsidiary that is not a Loan Party.
7.10    Taxes. Borrower and each of its Subsidiaries shall timely pay or cause to be paid in full when due all income Taxes and other material Taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against Borrower or the Collateral or upon Borrower’s ownership, possession, use, operation or Disposition thereof or upon Borrower’s income or profits arising therefrom, unless the same are being contested in good faith and by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the appropriate Person. Borrower shall timely file or cause to be filed prior to delinquency all income tax returns and other material tax returns of Borrower and each of its Subsidiaries required to be filed under applicable law.
7.11    Certain Changes. No Loan Party shall:
(a)    suffer a Change in Control;

(b)    amend, restate, supplement or otherwise modify the terms of the Organizational Documents of such Loan Party if the effect of such change could reasonably be expected to be materially adverse to the interests of any Agent or Lender.
7.12    Cash Management.
(a)    Control Agreements. As of the date hereof, each Loan Party has no Deposit Accounts, Securities Accounts or Commodities Accounts, other than those listed on Schedule 5.12 attached hereto. Subject to Section 7.19, each Loan Party shall enter into and deliver to the Collateral Agent on or before the date set forth for such requirement in Schedule 7.19, a duly authorized, executed and delivered Account Control Agreement with respect to any Deposit Accounts (other than Excluded Accounts) of the Loan Parties maintained or opened prior to such date. No Loan Party shall hereafter establish and maintain any Deposit Account, Securities Account or Commodities Account (other than an Excluded Account), unless such Loan Party shall have delivered an Account Control Agreement to the Collateral Agent with respect to such Deposit Account, Securities Account or Commodities Account. The Agent agrees with each Loan Party that the Collateral Agent shall not give any entitlement orders or instructions or directions to the applicable deposit bank, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Loan Party with respect to any Deposit Account, unless an Event of Default has occurred and is continuing. The Controlled Accounts shall be subject to the “control” (as defined in the UCC) of the Collateral Agent.
(b)    General Requirements. In the event that, notwithstanding the provisions of this Section 7.12, any Loan Party receives or otherwise has control of any such cash receipts or collections, such receipts and collections shall, not later than the Business Day after receipt thereof, be deposited into a Controlled Account or dealt with in such other fashion as such Loan Party may be instructed by the Collateral Agent.
7.13    Additional Subsidiaries.
(a)    Except as otherwise approved by the Required Lenders, the Loan Parties shall, within sixty (60) days (or such longer period as Administrative Agent may agree acting at the direction of Lender) of formation or acquisition, cause any Domestic Subsidiary (excluding any FSHCO formed or acquired after the Closing Date) to Guarantee the Obligations and grant to Collateral Agent, for the benefit of the Collateral Agent and the Lenders, a security interest in, subject to the limitations set forth herein and in the Loan Documents, all of such Domestic Subsidiary’s property to secure such Guarantee. The Loan Parties shall deliver, or cause to be delivered, to Administrative Agent, appropriate resolutions, secretary certificates and certified organization documents and, if requested by Administrative Agent (acting at the direction of the Required Lenders), legal opinions relating to the matters described in this Section 7.13 (which opinions shall be in form and substance reasonably acceptable to Administrative Agent (acting at the direction of the Required Lenders) and, to the extent applicable, substantially similar to the opinions delivered on the Closing Date); it being understood and agreed that no opinion shall be required with respect to the determination of whether any Subsidiary is a Domestic Subsidiary. In connection with each pledge of Equity Interest, the Loan Parties shall deliver, or cause to be delivered, to Collateral Agent, irrevocable proxies and stock powers and/or assignments, as applicable, duly executed in blank, in form and substance substantially similar to those delivered on the Closing Date.
(b)    The Loan Parties shall, and shall cause each Domestic Subsidiary (excluding any FSHCO formed or acquired after the Closing Date) to, upon acquiring any new Equity Interests constituting Pledged Securities or Instruments constituting Collateral, within sixty (60) days (i) deliver to Collateral Agent an updated Schedule 5.15 hereto, in form reasonably satisfactory to Agent (acting at the direction of the Required Lenders), identifying such additional Equity Interests, which shall be attached to this Agreement, and (ii) either deliver or otherwise cause the transfer of such additional Equity Interests or Instruments (including any certificates and duly executed transfer powers or other instruments of transfer executed in blank and in form and substance satisfactory to Collateral Agent) to Collateral Agent as required under this Agreement or any Loan Document or enter into a control agreement in favor of Collateral Agent in form acceptable to Collateral Agent with respect thereto; provided, that with respect to Equity Interests of a Loan Party, to the extent the Organizational Documents of such Loan Party do not provide for the issuance of physical stock certificates and as long as no physical stock certificates are issued, such Loan Party shall not be required to deliver stock certificates or stock powers. Borrower shall not, and shall not permit any Subsidiary to, enter into any agreement restricting its ability to vote the Equity Interests or assigning or otherwise transferring or restricting its ability to vote the Equity Interests owned by such Borrower or Subsidiary other than pursuant to any Loan Document which are not designed to impair the pledge or Collateral Agent’s exercise of remedies with respect to Pledged Securities.
(c)    Promptly upon request by Collateral Agent (acting at the direction of the Required Lenders), the Loan Parties shall take such additional actions and execute such documents as Collateral Agent (acting at the direction of the Required Lenders) may reasonably require from time to time in order to (x) perfect and maintain the validity, effectiveness and (to the extent required hereby) priority of any of the Loan Documents and the Liens intended to be created thereby and (y) better assure, grant, preserve, protect and confirm to Lender the rights granted or now or hereafter intended to be granted to Lender under any Loan Document.
(d)    In the event any Loan Party acquires fee title to any Real Property with a fair market value in excess of $10,000,000 (such real property, “Material Real Property”) within ninety (90) days after (or such longer period as Collateral Agent may agree acting at the direction of Lender) such acquisition, such Person shall execute and/or deliver, or cause to be executed and/or delivered, to Collateral Agent, (w) an appraisal complying with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, (x) a fully executed Mortgage, in form and substance reasonably satisfactory to Agent (acting at the direction of the Required Lenders) together with an A.L.T.A. lender’s title insurance policy issued by a title insurer reasonably satisfactory to Collateral Agent (acting at the direction of the Required Lenders), in form and substance and in an amount reasonably satisfactory to Collateral Agent (acting at the direction of the Required Lenders) insuring that the Mortgage is a valid and enforceable first priority Lien on the respective property, free and clear of all defects, encumbrances and Liens other than Permitted Liens, and (y) then current A.L.T.A. surveys, certified to Collateral Agent and Lender by a licensed surveyor sufficient to allow the issuer of the lender’s title insurance policy to issue such policy without a survey exception.
7.14    Use of Proceeds. Borrower agrees that the proceeds of the Term Loans funded on the Closing Date shall be used solely (a) to refinance the Prior Indebtedness, (b) to consummate the Transactions and pay the Transaction Expenses and (c) to finance new equipment purchases, working capital and general corporate purposes. The proceeds of the Loans will not be used, directly or indirectly, in violation of Anti-Corruption Laws or applicable Sanctions.
7.15    Compliance with Laws.
(a)    Borrower shall, and shall cause each of its Subsidiaries to, maintain compliance in all material respect with all material applicable laws, rules or regulations, and Borrower shall, and shall cause its Subsidiaries to, obtain and maintain all material required governmental authorizations, approvals, licenses, franchises, permits or registrations reasonably necessary in connection with the conduct of Borrower’s or such Subsidiary’s business.
(b)    Borrower or any of its Subsidiaries shall not permit any controlled Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists. No Borrower shall (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law, nor shall Borrower or its Subsidiaries knowingly permit any controlled Affiliate to, directly or indirectly do any of the foregoing.
(c)    Borrower and each Subsidiary has implemented and maintains in effect policies and procedures designed to ensure compliance by Borrower and its Subsidiaries, and their respective directors, officers, managers, employees, and agents with Anti-Corruption Laws and applicable Sanctions, and Borrower and its Subsidiaries, and their respective officers and employees and to the knowledge of Borrower and its Subsidiaries its directors, managers and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.
(d)    None of Borrower nor any Subsidiary, or any of their respective directors, officers, managers or employees, or to the knowledge of Borrower and its Subsidiaries, any agent for Borrower and its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

(e)    To the extent applicable, each Loan Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001, as amended) (the “Patriot Act”).
7.16    Intellectual Property. Borrower shall, and shall cause each of its Subsidiaries to, (i) protect, defend and maintain the validity and enforceability of its Intellectual Property necessary for its continued operations; (ii) promptly advise Collateral Agent in writing of material infringements of material Intellectual Property and use commercially reasonable efforts to prevent any Intellectual Property material to Borrower and its Subsidiaries business from being abandoned, forfeited or dedicated to the public. If any Loan Party (i) obtains any Patent, registered Trademark, registered Copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any Patent or the registration of any Trademark, then such Loan Party shall on the next Compliance Certificate required to be delivered hereunder provide written notice thereof to Collateral Agent and shall execute such intellectual property security agreements and other documents and take such other actions as Collateral Agent may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Collateral Agent in such property. Borrower shall, together with the delivery of the next Compliance Certificate required to be delivered hereunder, provide to Collateral Agent copies of all applications that it files for Patents or for the registration of Trademarks, Copyrights or mask works, together with evidence of the recording of the intellectual property security agreement required for Collateral Agent to perfect and maintain a first priority perfected security interest in such property.
7.17    Transactions with Affiliates. Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction of any kind with any Affiliate of Borrower or any of its Subsidiaries on terms that are less favorable to Borrower or such Subsidiary, other than those that might be obtained in an arm’s length transaction from a Person who is not an Affiliate of Borrower or any of its Subsidiaries, except that Borrower or any of its Subsidiaries shall not be subject to the foregoing limitation with respect to (i) issuance of Permitted Subordinated Indebtedness or Equity Interests, including to existing investors, (ii) entrance into customary compensation arrangements in the ordinary course of business and approved by the Board, (iii) consummation of any Permitted Transfer or Permitted Indebtedness expressly contemplated to be entered into between Borrower and an Affiliate, or (iv) any distribution permitted pursuant to Section 7.7.
7.18    Change in Business. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, engage in any line of business substantially different from those lines of business carried on by it on the Closing Date and any business reasonably related, similar, incidental, complementary or ancillary thereto or reasonable extensions, developments or expansions of such businesses or lines of business.

7.19    Post-Closing Deliveries. Borrower shall deliver the documents, instruments or agreements or take the actions as set forth in Schedule 7.19 hereto on or before the date set forth for each such item thereon (or such longer period as Administrative Agent (acting at the direction of the Required Lenders) may agree in its reasonable discretion), each of which shall be completed or provided in form and substance satisfactory to Administrative Agent (acting at the direction of the Required Lenders).
7.20    [Reserved].
7.21    Minimum Liquidity. The Loan Parties shall maintain, at all times, Cash, as reported, or required to be reported, as of the last Business Day of each Fiscal Quarter (commencing with the first full Fiscal Quarter following the Closing Date), of not less than, $25,000,000 (“Minimum Liquidity”).
7.22    Permitted Warrant Transactions. Borrower shall not (x) elect “cash settlement” (or substantially equivalent term) as the “settlement method” (or substantially equivalent term) with respect to any Permitted Warrant Transaction or (y) make any payment in respect of any termination of a Permitted Warrant Transaction with respect to which Borrower is the “defaulting party” under the terms of such Permitted Warrant Transaction or any optional unwind of any Permitted Warrant Transaction, in each case, unless the Cash Settlement Conditions are met; provided that, for the avoidance of doubt, any Permitted Warrant Transaction may be settled by netting or set-off against any Permitted Bond Hedge Transaction.
SECTION 8 [RESERVED]
SECTION 9 EVENTS OF DEFAULT
The occurrence of any one or more of the following events shall be an Event of Default:
9.1    Payments. Borrower fail to pay (i) principal when due this Agreement or any other Loan Document or (ii) interest, premium (including the Prepayment Premium) or regularly scheduled fee when due under this Agreement or any other Loan Document or any other amount due hereunder, in each case under this clause (ii), within three (3) Business Days of the due date; provided, that an Event of Default shall not occur on account of a failure to pay due solely to an administrative or operational error of Administrative Agent or Lender or Borrower’s bank if such Borrower had the funds to make the payment when due and makes the payment within three (3) Business Days following such Borrower’s knowledge of such failure to pay; or
9.2    Covenants. Any Loan Party breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement, or any of the other Loan Documents or any other agreement among each Loan Party, any Agent and Lender, and (a) with respect to a Default under any covenant under this Agreement other than the Sections specifically identified in clause (b) or (c) hereof, any other Loan Document or any other agreement between each Loan Party and any Agent or Lender, and such Default continues for more than thirty (30) days, (b) with respect to a Default under Section 7.1 and such Default continues for more than fifteen

(15) days or (c) with respect to a default under any of Sections 6, 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.10, 7.11, 7.12, 7.13, 7.14, 7.15, 7.17, 7.18, 7.19 or 7.21. the occurrence of such Default; or
9.3    Material Adverse Effect. A circumstance has occurred that would reasonably be expected to have a Material Adverse Effect or a “change of control”, “fundamental change” or any comparable term under and as defined in any indenture governing any Permitted Convertible Indebtedness (but not “make-whole fundamental change” unless it results in a put right for holders of such Permitted Convertible Indebtedness) has occurred; or
9.4    Representations. Any representation or warranty made by Borrower or any of its Subsidiaries in any Loan Document shall have been false or misleading in any material respect when made or when deemed made; or
9.5    Insolvency. Borrower or any of its Subsidiaries (i) (A) shall make an assignment for the benefit of creditors; or (B) shall be unable to pay its debts as they become due, or shall become insolvent; or (C) shall file a voluntary petition in bankruptcy; or (D) shall file any petition, answer, or document seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances; or (E) shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of such Person or of all or any part of the assets or property of such Person; or (F) shall cease operations of its business as its business has normally been conducted, or terminate substantially all of its employees; or (G) Borrower or any of its Subsidiaries or the Board or majority of the holders of the Equity Interests of the foregoing shall take any action initiating any of the foregoing actions described in clauses (A) through (F); or (ii) either (A) forty-five (45) days shall have expired after the commencement of an involuntary action against Borrower or such Subsidiary seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of or any of its Subsidiaries being stayed; or (B) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be appealed within twenty (20) days; or (C) or any of its Subsidiaries shall file any answer admitting or not contesting the material allegations of a petition filed against such Borrower or Subsidiary in any such proceedings; or (D) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or (E) thirty (30) days shall have expired after the appointment, without the consent or acquiescence of the applicable Loan Party or Subsidiary of Borrower, of any trustee, receiver or liquidator of such Person or of all or any material part of the properties of such Person without such appointment being vacated (any of the foregoing, an “Insolvency Proceeding”); or
9.6    Attachments; Judgments. Any material portion of the assets of Borrower or any Subsidiary of Borrower is attached or seized, or a levy is filed against any such assets, or a final judgment or judgments is/are entered (in each case to the extent not paid and not covered by independent third party insurance) for the payment of money individually or in the aggregate, of at least $15,000,000, and there is a period of forty-five (45) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal, bond or otherwise, is not in effect, or Borrower or any Subsidiary of Borrower is enjoined or in any way prevented by court order from conducting any material part its business; or
9.7    Other Obligations. The occurrence of any default under any agreement or obligation of Borrower or any of its Subsidiaries involving any Indebtedness in excess of $15,000,000 (“Material Indebtedness”), which could entitle or permit any Person to accelerate such Material Indebtedness or any early cash payment in excess of $5,000,000 by Borrower or its Subsidiaries is required, or unwinding or termination occurs with respect to either any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction that requires Borrower or its Subsidiaries to make net cash payments in excess of $15,000,000 in the aggregate, or any condition giving rise to the foregoing is met, in each case, with respect to which Borrower or its Subsidiaries is the “defaulting party” under the terms of such Permitted Bond Hedge Transaction or Permitted Warrant Transaction; or
9.8    ERISA. (i) An ERISA Event occurs, or any event described in Section 5.12(d)(i) through (iv) with respect to a Foreign Plan occurs, which would reasonably be expected to result in a Material Adverse Effect, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan which would reasonably be expected to result in a Material Adverse Effect; or
9.9    Change of Control. There occurs any Change in Control; or
9.10    Guaranty. The termination or attempted termination by any Loan Party of any guaranty set forth in the Guaranty and Security Agreement except as expressly permitted hereunder or under any other Loan Document; or
9.11    Invalidity of Loan Documents. (i) Any material provision of any Loan Document, at any time after its execution and delivery and for any reason, ceases to be in full force and effect; UBER or any Loan Party or any Affiliate contests in any manner the validity or enforceability of any material provision of any Loan Document; or UBER (solely during the period the Uber Guaranty is in effect) or any Loan Party denies that it has any or further liability or obligation under any material provision of any Loan Document to which it is a party, or purports to revoke, terminate or rescind any material provision of any Loan Document to which it is a party or seeks to avoid, limit or otherwise adversely affect any Lien purported to be created under any Security Document; or (ii) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party or any other Person not to be, a valid and perfected Lien on any portion of the Collateral with an aggregate fair market value exceeding $3,000,000, with the priority required by the applicable Security Document or (iii) UBER fails to comply with any material provision of the Uber Guaranty; or
9.12    UBER Insolvency. (i) An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (A) liquidation, reorganization or other relief in respect of UBER or its debts, or of a substantial part of its or their assets, under any Debtor Relief Law or (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for UBER or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or (ii) UBER shall (A) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Law, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in the preceding clause (i) of this Section 9.12, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for UBER or for a substantial part of its assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors or (F) take any action for the purpose of effecting any of the foregoing in this clause (ii).
SECTION 10 REMEDIES
10.1    General. Upon and during the continuance of any one or more Events of Default, (i) Administrative Agent may, and at the direction of the Required Lenders shall, accelerate and demand payment of all or any part of the Secured Obligations (together with any Prepayment Premium) and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 9.5, all of the Secured Obligations shall automatically be accelerated and made due and payable, in each case without any further notice or act), (ii) Administrative Agent may, at its option, sign and file in any Loan Party’s name, any and all collateral assignments, notices, control agreements, security agreements and other documents it deems necessary or appropriate to perfect or protect the repayment of the Secured Obligations, and in furtherance thereof, each Loan Party hereby grants Administrative Agent an irrevocable power of attorney coupled with an interest, and (iii) Administrative Agent may notify any of Loan Party’s account debtors to make payment directly to Administrative Agent, compromise the amount of any such account on such Loan Party’s behalf and endorse Administrative Agent’s name without recourse on any such payment for deposit directly to Administrative Agent’s account. Administrative Agent may, and at the direction of the Required Lenders shall, exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. All Administrative Agent’s rights and remedies shall be cumulative and not exclusive.
10.2    Credit Bidding. The Loan Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner (including through any sub-agent), subject to any applicable intercreditor agreement, purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Loan Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid the Administrative Agent shall be authorized to (i) form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance and other terms of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any Disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (i) through (x) of Section 10.1(a) of this Agreement), and (iii) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Loan Party or any acquisition vehicle to take any further action.
10.3    Cumulative Remedies. The rights, powers and remedies of each Agent hereunder and under the other Loan Documents shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein or under any other Loan Document shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of either Agent.
SECTION 11 MISCELLANEOUS
11.1    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
11.2    Notice. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by electronic mail or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:

(a)    If to the Initial Administrative Agent:
Alter Domus (US) LLC
225 W. Washington St., 9th Floor
Chicago, IL 60606
Attention: Legal Department, Steve Lenard and Andrew Tlapa
E-mail: [***]; [***]; and [***]
with a copy to (with shall not constitute notice):
Norton Rose Fulbright US LLP
1301 Avenue of the Americas
New York, New York 10019-6022
Attention: Stephen Castro
E-mail: [***]
(b)    If to Collateral Agent or the Administrative Agent following the Notice of Successor Effective Date:
Diameter Finance Administration LLC
55 Hudson Yards Suite 29B
New York, NY 10001
Attention: Shailini Rao and Ben Pasternack
E-mail: [***] and [***]
with a copy to (with shall not constitute notice):
Milbank LLP
55 Hudson Yards
New York, New York 10001
Attention: Albert Pisa and Maya Grant
E-mail: [***] and [***]
(c)    If to Borrower:
Neutron Holdings, Inc.
85 2nd Street
San Francisco, CA 94115
Attention: [***]
E-mail: [***]
with a copy to (with shall not constitute notice):
Latham & Watkins LLP
505 Montgomery Street
Suite 2000

San Francisco, CA 94111-6538
Attention: Sarah Axtell
E-mail: [***]
(d)    If to a Lender, at its address specified in any administrative questionnaire delivered to, and in a form acceptable to, the Administrative Agent, or such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent;
or to such other address as each party may designate for itself by like notice.
The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive information that is (i) of a type that would be publicly available (or could be derived from publicly available information) if the Borrower were a public reporting company and (ii) material with respect to the Borrower or any of its securities for purposes of United States federal and state securities laws (all such information described in the foregoing, “MNPI”). The Borrower hereby agrees that (w) at the Administrative Agent’s request, it will use commercially reasonable efforts to cause all Borrower Materials to be identified as either (A) “PUBLIC” (which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof) or (B) “PRIVATE”; (x) by marking the Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any MNPI (although it may be sensitive and proprietary); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information,” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information” (it being understood that the Borrower and its Subsidiaries shall not otherwise be under any obligation to mark any particular Borrower Materials “PUBLIC”). Notwithstanding anything herein to the contrary, financial statements, compliance certificates and other documentation delivered pursuant to Section 7.1 shall be deemed to be suitable for posting on a portion of the Platform designated for “Public Side Information.” Unless expressly marked “PUBLIC” and subject to the prior sentence, the Administrative Agent agrees not to make any such Borrower Materials available to Public Lenders.
The foregoing shall not apply to notices to any Lender pursuant to Section 2.1(b) if such Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving, or is unwilling to receive, notices under such Section 2.1(b) by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE ADMINISTRATIVE AGENT AND ITS AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, PARTNERS, AGENTS, ADVISORS AND OTHER REPRESENTATIVES OF EACH OF THE FOREGOING (COLLECTIVELY, THE “AGENT-RELATED-PERSONS”) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT-RELATED PERSON IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall any Agent-Related Person have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent-Related Person; provided, however, that in no event shall any Agent-Related Person have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
11.3    Entire Agreement; Amendments.
(a)    This Agreement and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, non-disclosure or confidentiality agreements, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof.
(b)    Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.3(b). The Required Lenders and Borrower party to the relevant Loan Document may, or, with the written consent of the Required Lenders, Administrative Agent and Borrower party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of Lender or of Borrower hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan Advance, reduce the stated rate of any interest or fee payable hereunder, or extend the scheduled date of any payment thereof, in each case without the written consent of each Lender directly affected thereby; (B) eliminate or reduce the voting rights of any Lender under this Section 11.3(b) without the written consent of such Lender; (C) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release Borrower from its obligations under the Loan Documents, in each case without the written consent of all Lenders; or (D) amend, modify or waive any provision of Section 11.17 without the written consent of Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each Lender and shall be binding upon Borrower, Lender, Administrative Agent and all future holders of the Loans. Neither this Agreement nor any other Loan Document shall be amended in any manner that affects the rights, responsibilities, obligations, protections or immunities of the Administrative Agent without the Administrative Agent’s prior written consent thereto.
11.4    No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
11.5    No Waiver. The powers conferred upon each Agent and Lender by this Agreement are solely to protect its rights hereunder and under the other Loan Documents and its interest in the Collateral and shall not impose any duty upon each Agent or Lender to exercise any such powers. No omission or delay by any Agent or Lender at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Borrower at any time designated, shall be a waiver of any such right or remedy to which such Agent or Lender is entitled, nor shall it in any way affect the right of such Agent or Lender to enforce such provisions thereafter.
11.6    Survival. All agreements, representations and warranties contained in this Agreement and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of each Agent and Lender and Borrower and shall survive the execution and delivery of this Agreement. Section 11.12 and Section 11.14 shall survive the termination of this Agreement. Any indemnity provided to each Agent hereunder or in any other Loan Document by the Borrower or the Lenders shall survive the termination of this Agreement and the resignation or replacement of such Agent.
11.7    Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on Borrower and its permitted assigns (if any). Neither Borrower, nor any of its Subsidiaries, shall assign its obligations under this Agreement or any of the other Loan Documents without Administrative Agent’s (acting at the direction of the Required Lenders) express prior written consent, and any such attempted assignment shall be void and of no effect. Lender may assign, transfer, or endorse its rights hereunder and under the other Loan Documents without prior notice to Borrower, and all of such rights shall inure to the benefit of Administrative Agent’s and Lender’s successors and assigns; provided that no Lender may assign or participate any of its Loans or rights hereunder to the Borrower or any Affiliate of the Borrower; provided, further, that as long as no Event of Default has occurred and is continuing, no Lender may assign, transfer or endorse its rights hereunder or under the Loan Documents to any party that is a direct competitor of Borrower or a distressed debt or vulture investor (as reasonably determined by Borrower), it being acknowledged that in all cases, any transfer to a Controlled Investment Affiliate of any Lender shall be allowed. The parties to each assignment shall manually execute and deliver to the Administrative Agent an assignment and assumption agreement in form and substance satisfactory to the Administrative Agent (or, if previously agreed with the Administrative Agent, via an electronic settlement system acceptable to the Administrative Agent), together with a processing and recordation fee of $3,500 (the Agent, in its sole discretion, may elect to waive such processing and recording fee in the case of any assignment). The assignee, if it is not a Lender, shall promptly deliver to the Administrative Agent an administrative questionnaire, all “know your customer” documentation and any tax forms reasonably requested by the Administrative Agent. Administrative Agent, acting solely for this purpose as a non-fiduciary agent of Borrower, shall maintain a copy of each assignment and assumption agreement delivered to it in connection with any assignment by a Lender, and a register for the recordation of the names and addresses of each Lender, and the Term Loan Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, Administrative Agent and Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and Lender, at any reasonable time and from time to time upon reasonable prior written notice.
11.8    Governing Law. This Agreement and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (including any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest).
11.9    Consent to Jurisdiction and Venue. All judicial proceedings (to the extent that the reference requirement of Section 11.10 is not applicable) arising in or under or related to this Agreement or any of the other Loan Documents may be brought in any state or federal court located in the State of New York located in the City of New York, Borough of Manhattan, or of the United States sitting in the Southern District of New York. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to exclusive personal jurisdiction in State of New York located in the City of New York, Borough of Manhattan or of the United States sitting in the Southern District of New York; (b) waives any objection as to jurisdiction or venue in State of New York located in the City of New York, Borough of Manhattan, or of the United States sitting in the Southern District of New York; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement or the other Loan Documents following the exhaustion of all rights with respects to appeals relating thereto. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 11.2, and shall be deemed effective and received as set forth in Section 11.2. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.
11.10    Mutual Waiver of Jury Trial / Judicial Reference.
(a)    Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert Person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF BORROWER, AGENT AND LENDER, TO THE EXTENT PERMITTED BY LAW, SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY BORROWER AGAINST AGENT, LENDER OR THEIR RESPECTIVE ASSIGNEE OR BY AGENT, LENDER OR THEIR RESPECTIVE ASSIGNEE AGAINST BORROWER IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY. This waiver extends to all such Claims, including Claims that involve Persons other than Agent, Borrower and Lender; Claims that arise out of or are in any way connected to the relationship among Borrower, Agent and Lender; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement, any other Loan Document.
(b)    In the event Claims are to be resolved by judicial reference, either party may seek from a court identified in Section 11.9, any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.
11.11    Professional Fees; Indemnification.
(a)    Professional Fees. Borrower promises to pay reasonable fees and expenses incurred by Agent and Lender, limited in the case of legal fees and expenses to the reasonable, fees, charges and disbursements of a single counsel for the Initial Administrative Agent, a single counsel for the other Agents and a single counsel for Lender (and, to the extent reasonably necessary, one local counsel in each relevant material jurisdiction, and in the event of an actual or reasonably perceived conflict of interest, one additional primary counsel and one additional local counsel in each relevant material jurisdiction for similarly situated conflicted parties) in connection with the due diligence performed in connection with the arrangement of the credit facilities provided for herein and the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, including but not limited to reasonable attorneys’ fees, UCC searches, filing costs, and other miscellaneous expenses. In addition, Borrower promises to pay any and all reasonable attorneys’ and other professionals’ fees and expenses incurred by Agent and Lender after the Closing Date, limited in the case of legal fees and expenses to the reasonable, fees, charges and disbursements of a single counsel for the Initial Administrative Agent, a single counsel for the other Agents and a single counsel for Lender (and, to the extent reasonably necessary, one local counsel in each relevant material jurisdiction, and in the event of an actual or reasonably perceived conflict of interest, one additional primary counsel and one additional local counsel in each relevant material jurisdiction for similarly situated conflicted parties) in connection with or related to: (a) the Loan; (b) the administration, collection, or enforcement of the Loan (including the enforcement of this Section 11.11(a)); (c) the amendment or modification of the Loan Documents; (d) any waiver, consent, release, or termination under the Loan Documents; (e) the protection, preservation, audit, field exam, sale, lease, liquidation, or Disposition of Collateral or the exercise of remedies with respect to the Collateral; (f) any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to Borrower or the Collateral, and any appeal or review thereof; and (g) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to Borrower, the Collateral, the Loan Documents, including representing Agent or Lender in any adversary proceeding or contested matter commenced or continued by or on behalf of Borrower’s estate, and any appeal or review thereof.
(b)    Indemnification by the Loan Parties. The Loan Parties shall indemnify the Agent (and any sub-agent thereof), the Lenders, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless (on an after tax basis) from, any and all losses, claims, causes of action, damages, liabilities, settlement payments, costs, and related expenses (including, in the case of legal fees and expenses to the reasonable, fees, charges and disbursements of a single counsel for the Initial Administrative Agent, a single counsel for the other Agents and a single counsel for Lender, to the extent reasonably necessary, one local counsel in each relevant material jurisdiction and in the event of an actual or reasonably perceived conflict of interest, one additional primary counsel and one additional local counsel in each relevant material jurisdiction for similarly situated conflicted parties) for all indemnified persons, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the Transactions contemplated hereby or thereby, or the administration of this Agreement and the other Loan Documents (including, with respect to the Agent, any special, indirect, consequential or punitive damages that may arise pursuant to any Account Control Agreement among the Borrower, Agent and the applicable account bank and which is related to the Transactions contemplated hereby), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any environmental liability related in any way to any Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any of the Loan Parties’ directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (1) (A) with respect to the Agent or any of its Related Parties, the gross negligence or willful misconduct of the Agent or (B) with respect to all other Indemnitees, the gross negligence, bad faith, or willful misconduct of such Indemnitee or any of its Related Parties, or (2) disputes solely among Indemnitees (other than any claims against an Indemnitee in its capacity or in fulfilling its role as an agent (including Agent) or any similar role hereunder or under any Loan Document and other than any claims arising from an act or omission of a Loan Party) or (3) a claim brought by the Borrower or any other Loan Party against an Indemnitee for a material intentional breach of such Indemnitee’s (or its Related Parties’) obligations hereunder; provided that, this sub-clause (3) shall not apply to the Agent. Without limiting the provisions of Section 2.7, this Section 11.11(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by Law, the Loan Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, the Transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.
(d)    Payments. All amounts due under this Section shall be payable on demand therefor.
(e)    Limitation of Liability. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the Transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(f)    Survival. The agreements in this Section and the indemnity provisions of Section 11.11(f) shall survive the resignation or replacement of the Agent, the assignment of any Term Loan Commitment or Loan by any Lender, the replacement of any Lender, the termination of the Term Loan Commitments and the repayment, satisfaction or discharge of all the other Obligations.
11.12    Confidentiality. Agent and Lender acknowledge that certain items of Collateral and information provided to Agent and Lender by Borrower are confidential and proprietary information of Borrower, if and to the extent such information either (i) is marked as confidential by such Borrower at the time of disclosure, or (ii) should reasonably be understood to be confidential (the “Confidential Information”). Accordingly, Agent and Lender agree that any Confidential Information it may obtain in the course of acquiring, administering, or perfecting Agent’s security interest in the Collateral shall not be disclosed to any other Person or entity in any manner whatsoever, in whole or in part, without the prior written consent of Borrower, except that Agent and Lender may disclose any such information: (a) to its own directors, officers, employees, accountants, counsel and other professional advisors and to its Affiliates and limited partners; provided, that such recipient of such Confidential Information either (i) agrees to be bound by the confidentiality provisions of this paragraph or (ii) is otherwise subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information; (b) if such information is generally available to the public; (c) if required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over Agent or Lender; (d) if required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by Agent’s or Lender’s counsel; (e) to comply with any legal requirement or law applicable to Agent or Lender; (f) to the extent reasonably necessary in connection with the exercise of any right or remedy under any Loan Document, including Agent’s sale, lease, or other Disposition of Collateral after Default; (g) to any assignee of Agent or Lender or any prospective assignee; provided, that such assignee or prospective assignee agrees in writing to be bound by this Section prior to disclosure; or (h) otherwise with the prior consent of Borrower; provided, that any disclosure made in violation of this Agreement shall not affect the obligations of Borrower or any of its Affiliates or any guarantor under this Agreement or the other Loan Documents.
11.13    Assignment of Rights. Borrower acknowledges and understands that Agent or Lender may, subject to Section 11.7, sell and assign all or part of its interest hereunder and under the Loan Documents to any Person or entity (an “Assignee”). After such assignment the term “Agent” or “Lenders” as used in the Loan Documents shall mean and include such Assignee, and such Assignee shall be vested with all rights, powers, remedies, obligations and duties of Agent and Lender hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, Agent and Lender shall retain all rights, powers, remedies, duties and obligations hereby given. No such assignment by Agent or Lender shall relieve Borrower of any of its obligations hereunder. Lender agrees that in the event of any transfer by it of the Term Note(s)(if any), it will endorse thereon a notation as to the portion of the principal of the Term Note(s), which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon.
11.14    Revival of Secured Obligations; Termination. This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against Borrower for liquidation or reorganization, if Borrower becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of Borrower’s assets, or if any payment or transfer of Collateral is recovered from Agent or Lender. The Loan Documents and the Secured Obligations and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Agent, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from Agent, Lender or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations (other than obligations that survive termination) shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and payment in cash to Agent or Lender in cash. This Agreement and the Loan Documents shall terminate on the payment in full in cash of the Secured Obligations (other than any obligations that specifically survive termination).
11.15    Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the Transactions contemplated hereby (including without limitation assignment and assumptions, amendments or other Advance Requests, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
11.16    No Third Party Beneficiaries. No provisions of the Loan Documents are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any Person other than Agent, Lender and Borrower unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of the Loan Documents will be personal and solely among Agent, Lender and Borrower.
11.17    Agency.
(a)    Lender hereby irrevocably appoints Alter Domus to act on its behalf as the Initial Administrative Agent hereunder and under the other Loan Documents and authorizes the Initial Administrative Agent (and each successor Administrative Agent in accordance with this Section 11.17) to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. It is understood and agreed that the use of the term “agent” herein or in any other Loan Document (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. Notwithstanding the foregoing, the Lenders and the Borrower agree that Diameter shall be appointed as the successor Administrative Agent as soon as reasonably practicable after the Closing Date by notice in writing (the “Notice of Successor Agent Effective Date”) to the Borrower and the Initial Administrative Agent.
(b)    With effect from the Notice of Successor Agent Effective Date (i) the Initial Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents and (ii) except for any indemnity payments owed to the Initial Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to the successor Administrative Agent. Upon Diameter’s appointment as Administrative Agent hereunder, Diameter shall succeed to and become vested with all of the rights, powers, privileges and duties of the Initial Administrative Agent (other than any rights to indemnity payments owed to the Initial Administrative Agent), and the Initial Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). After the Initial Administrative Agent’s removal hereunder and under the other Loan Documents, the provisions of Section 11.11 and Section 11.17 shall continue in effect for the benefit of such Initial Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the Initial Administrative Agent was acting as the Administrative Agent.
(c)    Lender hereby irrevocably appoints Diameter to act on its behalf as the Collateral Agent hereunder and under the other Loan Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. It is understood and agreed that the use of the term “agent” herein or in any other Loan Document (or any other similar term) with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(d)    Lender agrees to indemnify Agent in its capacity as such (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so), according to its respective Term Loan Commitment percentages (based upon the total outstanding Term Loan Commitments) in effect on the date on which indemnification is sought under this Section 11.17, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time be imposed on, incurred by or asserted against Agent in any way relating to or arising out of, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the Transactions contemplated hereby or thereby or any action taken or omitted by Agent under or in connection with any of the foregoing (including, with respect to the Agent, any special, indirect, consequential or punitive damages that may arise pursuant to an Account Control Agreement among the Borrower, Agent and the applicable account bank and which is related to the Transactions contemplated hereby). The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder and the resignation or replacement of Agent.

(e)    Agent in Its Individual Capacity. The Person serving as Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Agent and the term “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each such Person serving as Agent hereunder in its individual capacity.
(f)    Exculpatory Provisions. Agent shall have no duties or obligations under any of the Loan Documents except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, Agent shall not:
(i)    be subject to any fiduciary or other implied duties, regardless of whether any Default or any Event of Default has occurred and is continuing;
(ii)    have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Agent is required to exercise as directed in writing by the Required Lenders (or any other percentage or portion of Lenders as expressly set forth herein (including when expressly stated, Lender)), provided that Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Loan Document or applicable law;
(iii)    except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and Agent shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as Agent or any of its Affiliates in any capacity;
(iv)    have any liability for any action taken, or errors in judgment made, in good faith by it or any of its officers, employees or agents, unless it shall have been negligent in ascertaining the pertinent facts;
(v)    be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder or under any other Loan Document;
(vi)    have any liability for any special, punitive, indirect or consequential loss or damages of any kind (including, but not limited to loss of profit) relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith irrespective of whether it has been previously advised of the likelihood of such loss or damage and regardless of the form of action;
(vii)    be deemed to have knowledge of any Default or Event of Default, or any duty to act upon such Default or Event of Default (including sending any notice related thereto), unless and until written notice labeled “Event of Default”

or similar description describing such Default or Event of Default is received by a responsible officer of the Agent from Borrower or Lender;
(viii)    be responsible for or have any duty to monitor the performance or any action of the Borrower, or any of its directors, members, officers, agents, affiliates or employees, or shall it have any liability in connection with the malfeasance or nonfeasance by such party (for the avoidance of doubt, the Agent may assume performance by all such Persons of their respective obligations and shall not have any enforcement or notification obligations relating to breaches of representations or warranties of any other Person unless expressly directed by the Required Lenders);
(ix)    incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, epidemic, pandemic, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility); and
(x)    have any obligation to file or record any financing statements, notices, instruments, documents, agreements, consents or other papers as shall be necessary to create, preserve, perfect or validate any security interest granted to the Agent pursuant to any Loan Document.
(g)    Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or any other percentage or portion of Lenders as expressly set forth herein (including when expressly stated, Lender)) or as Agent shall believe in good faith shall be necessary, under the circumstances or (ii) in the absence of its own gross negligence or willful misconduct.
(h)    Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Agent.
(i)    Reliance by Agent. Agent may rely, and shall be fully protected in acting, or refraining to act, upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Agent and conforming to the requirements of this Agreement or any of the other Loan Documents. Agent may consult with counsel (which may be counsel for the Borrower or Lender), and any opinion or legal advice of such counsel shall be full and complete authorization and protection in respect of any action taken, not taken or suffered by Agent hereunder or under any Loan Documents in accordance therewith. Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction. Agent shall not be under any obligation to exercise any of the rights or powers granted to Agent by this Agreement and the other Loan Documents at the request or direction of the Required Lenders (or any other percentage or portion of Lenders as expressly set forth herein (including when expressly stated, Lender)) unless Agent shall have been provided by such Lender(s) with adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.
(j)    The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Collateral Agent nor any of the other Loan Parties shall have responsibility for, without limitation (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral (as defined in the Guaranty and Security Agreement), whether or not the Collateral Agent or any other Loan Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any Person with respect to any Collateral.
(k)    Certain ERISA Matters.
(i)    Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to the Borrower or any other Loan Party, that at least one of the following is and will be true:
(A)    Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans in connection with the Loan, the Term Loan Commitment or this Agreement,
(B)    the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code Lender’s entrance into, participation in, administration of and performance of the Loans, the Term Loan Commitment and this Agreement,
(C)    (A) Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of Lender to enter into, participate in, administer and perform the Loan, the Term Loan Commitment and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loan, the Term Loan Commitment, and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loan, the Term Loan Commitment and this Agreement, or
(D)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and Lender.
(ii)    In addition, unless either (1) sub-clause (A) in the immediately preceding clause (i) is true with respect to Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (D) in the immediately preceding clause (i), Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent or any of its Affiliates is a fiduciary with respect to the assets of Lender involved in the Loan, the Term Loan Commitment and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
(l)    Whenever reference is made in this Agreement or any other Loan Document, to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Agent, it is understood that in all cases that such permissive rights shall not be construed as a duty of the Agent and the Agent shall not have any duty to act, and shall be fully justified in failing or refusing to take any such action, if it has not received written instruction, advice or concurrence from the Required Lenders (or any other percentage or portion of Lenders as expressly set forth herein (including when expressly stated, Lender)) in respect of such action.
(m)    If at any time the Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process (including orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of any collateral), the Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate, and if the Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Agent shall not be liable to any of the parties hereto or to any other person even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.
(n)    The Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent. The Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.
(o)    The Agent may resign at any time by giving thirty (30) days’ (or such shorter period as shall be agreed by the Required Lenders) prior written notice thereof to Lenders and the Borrower. Upon any such notice of resignation, Required Lenders shall have the right, with the Borrower’s written consent (other than during the existence of an Event of Default), to appoint a successor Agent. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of Lenders, appoint, or petition a court of competent jurisdiction to appoint at the expense (including all fees, costs, and expenses (including attorneys’ fees and expenses) incurred in connection with such petition) of Borrower, a successor Agent from among the Lenders. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights (other than the right to any fees, expenses, indemnities or other reimbursable amounts due and owing to the retiring Agent), powers, privileges and duties of the retiring Agent, and the retiring Agent shall promptly, at the expense of the Borrower (i) transfer to such successor Agent all sums, securities, and other items of Collateral held by it under the

Loan Documents, together with all records and other documents held by it necessary or appropriate in connection with the performance of the duties of the successor Agent under the Loan Documents, and (ii) execute and deliver to such successor Agent such amendments to financing statements and take such other actions, as may be deemed by the Agent to be necessary or appropriate in connection with the assignment to such successor Agent of the security interests created under the Collateral Documents, whereupon such retiring Agent shall be discharged from its duties and obligations hereunder. Notwithstanding the foregoing, if no successor Agent has accepted an appointment by the Agent, on behalf of the Lenders, within thirty (30) days after the Agent appoints or petitions a court to appoint such successor Agent, the retiring Agent’s resignation shall be deemed effective, and Borrower shall appoint the successor Agent, as applicable, on behalf of the Lenders, without their further consent. After any retiring Agent’s resignation hereunder the resigning Agent shall be paid any and all of its fees, expenses and indemnity accrued hereunder through the date of resignation, and the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent hereunder.
(p)    Any entity into which the Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidations which the Agent in its individual capacity may be party, or any corporation to which substantially all of the corporate trust or agency business of the Agent in its individual capacity may be transferred, shall be the Agent under this Agreement and any other Loan Document to which it is a party without further action.
11.18    Publicity. None of the parties hereto nor any of its respective member businesses and Affiliates shall, without the other parties’ prior written consent (which shall not be unreasonably withheld or delayed), publicize or use (a) the other party’s name (including a brief description of the relationship among the parties hereto), logo or hyperlink to such other parties’ web site, separately or together, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the “Publicity Materials”); (b) the names of officers of such other parties in the Publicity Materials; and (c) such other parties’ name, trademarks, service marks in any news or press release concerning such party; provided however, notwithstanding anything to the contrary herein, no such consent shall be required (i) to the extent necessary to comply with the requests of any regulators, legal requirements or laws applicable to such party, pursuant to any listing agreement with any national securities exchange (so long as such party provides prior notice to the other party hereto to the extent reasonably practicable) and (ii) to comply with Section 11.12.
11.19    Release.
(a)    Any Lien on any property granted to or held by the Agent under any Loan Document shall terminate upon the date which Obligations are paid in full (other than contingent indemnification or reimbursement obligations not yet due and payable) and all Term Loan Commitments have expired or been terminated; provided, that in connection with the termination of the Term Loan Commitments and satisfaction of the Obligations as set forth above, the Agent may require such indemnities it shall reasonably deem necessary or appropriate to protect the

Loan Parties against loss on account of credits previously applied to the Obligations that may subsequently be reversed or revoked; provided, further, that any such Liens granted pursuant to the Loan Documents shall be reinstated if at any time payment, or any part thereof, of any Loan Agreement Obligation is rescinded or must otherwise be restored by any Loan Party upon the bankruptcy or reorganization of any Loan Party. At the request and sole expense of any Loan Party following any such termination, the Agent shall deliver to such Loan Party any Collateral held by the Agent under any Loan Document, and execute and deliver to such Loan Party such termination or other documents as such Loan Party shall reasonably request to evidence such termination.
(b)    If any of the Collateral shall be sold, transferred or otherwise disposed in a transaction specifically permitted by this Agreement (which may be proved to the Agent by an officer’s certificate of the Borrower confirming that such sale, transfer or disposal is permitted and not prohibited under the terms of this Agreement and the other Loan Documents (if applicable) and confirmation that all conditions precedent thereto have been completed), then Agent shall release such Collateral from the Liens created by the Loan Documents and all rights to the Collateral shall revert to such Loan Party or its transferee, as the case may be, and the Agent, at the request and sole expense of such Loan Party, shall execute and deliver to such Loan Party all releases or other documents reasonably necessary or desirable to evidence the release of the Liens created by the Loan Documents on such Collateral. At the request and sole expense of the Borrower, the Agent shall release any Loan Party from its obligations under the Loan Documents, including the Guaranty and Security Agreement, and shall execute and deliver to the Loan Parties all releases or other documentation reasonably necessary or desirable to evidence any release permitted hereunder, and/or in the event that all the equity interest of such Loan Party shall be sold, transferred or otherwise disposed of to a Person that is not a Loan Party or such Loan Party shall otherwise cease to be a Subsidiary in a transaction permitted by this Agreement.
11.20    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its Borrower undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
11.21    Erroneous Payments.
(a)    If the Administrative Agent (x) notifies Lender or any Person who has received funds on behalf of Lender (any such Lender or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 11.21 and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Treasury Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)    Without limiting immediately preceding clause (a), each Lender or any Person who has received funds on behalf of a Lender (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i)    it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)    such Lender shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 11.21(b).
For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 11.21(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 11.21(a) or on whether or not an Erroneous Payment has been made.
(c)    Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).
(d)    The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, to the rights and interests of such Lender) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower; provided that this Section 11.21 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from, or on behalf of (including through the exercise of remedies under any Loan Document), the Borrower for the purpose of a payment on the Obligations.

(e)    To the extent permitted by Applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
Each party’s obligations, agreements and waivers under this Section 11.21 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the applicable Term Loan Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
[Signature Pages Follow]

IN WITNESS WHEREOF, Borrower, Agent and Lender have duly executed and delivered this Agreement as of the day and year first above written.

NEUTRON HOLDINGS, INC., as Borrower

Signature:	/s/ Wayne Ting
Name: Wayne Ting
Title: Chief Executive Officer
[Signature Page to Credit Agreement]

ALTER DOMUS (US) LLC, as Initial
Administrative Agent

Signature:	/s/ Pinju Chiu
Name: Pinju Chiu
Title: Associate Counsel
[Signature Page to Credit Agreement]

DIAMETER FINANCE
ADMINISTRATION LLC, as Collateral
Agent

By: Diameter Capital Partners LP, its sole member

Signature:	/s/ Shailini Rao
Name: Shailini Rao
Title: Co-Chief Operating Officer & General
Counsel
[Signature Page to Credit Agreement]

DLF MASTER INVESTMENTS I LLC, as a Lender

By: DLF I LLC, its sole member

By: Diameter Principal Finance Partnership LP, its special member

Signature:	/s/ Shailini Rao
Name: Shailini Rao
Title: Co-Chief Operating Officer & General
Counsel
[Signature Page to Credit Agreement]

ADS LEMON SPV LLC, as a Lender

By: Apollo Debt Solutions BDC, its member

Signature:	/s/ Kristin Hester
Name: Kristin Hester
Title: Chief Legal Officer

ADCF LEMON SPV LLC, as a Lender

By: Apollo Diversified Credit Fund, its member

Signature:	/s/ Kristin Hester
Name: Kristin Hester
Title: Chief Legal Officer

[Signature Page to Credit Agreement]

FIRST AMENDMENT TO CREDIT AGREEMENT
This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of August 28, 2024, is made and entered into by and between NEUTRON HOLDINGS, INC., a Delaware corporation (the “Borrower”), the Lenders party hereto (together, the “Lenders”), and DIAMETER FINANCE ADMINISTRATION LLC, as Administrative Agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Agent”).
WHEREAS, the Borrower, the Lenders and Alter Domus (US) LLC, as Initial Administrative Agent, and Diameter Finance Administration LLC, as collateral agent for the Lenders, are parties to that certain Credit Agreement, dated as of October 5, 2023 (the “Existing Credit Agreement”, and the Existing Credit Agreement as modified by this Amendment, the “Amended Credit Agreement”);
WHEREAS, the Borrower has requested certain modifications to the Credit Agreement as set forth herein, and pursuant to Section 11.3(b) of the Existing Credit Agreement, the Borrower, the Lenders party hereto, constituting the Required Lenders, and the Agent are permitted to amend the Existing Credit Agreement and desire to amend the Existing Credit Agreement on the terms and conditions set forth herein.
WHEREAS, the Required Lenders authorize and direct the Agent to enter into this Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Definitions. Except as otherwise expressly provided herein, capitalized terms used in this Amendment shall have the meanings given in the Existing Credit Agreement, and the rules of interpretation set forth in the Existing Credit Agreement shall apply to this Amendment.
2.Amendment to Existing Credit Agreement. Subject to the satisfaction of the conditions precedent specified in Section 3 below, effective as of the Effective Date:
(i)Clause(s) of the defined term “Permitted Indebtedness” in the Existing Credit Agreement is hereby amended by deleting the term “$15,000,000” and replacing such term with “$75,000,000”.
(ii)Subclause (i) of clause (n) of the defined term “Permitted Liens” in the Existing Credit Agreement is hereby amended by deleting the term “clause (d)” and replacing such term with “clause (e)”.

3.Effectiveness. This Amendment shall become effective only if and when each of the following conditions precedent are satisfied (the date on which all such conditions are so satisfied is referred to herein as the “Effective Date”):
(i)Counterparts. The Lenders shall have received executed counterparts of this Amendment, signed by the Borrower and the Lenders, and each such party shall have delivered its fully executed signature pages hereto to the Lenders.
(ii)Fees and Expenses. The Lenders shall have received payment for all fees and reasonable and documented out-of-pocket expenses required to be paid by the Borrower under any Loan Document that are invoiced to Borrower on or prior to the date hereof, including, the reasonable legal fees and expenses of Milbank LLP, special counsel to Lenders.
(iii)No Default or Event of Default. As of the Effective Date, after giving effect to the terms of this Amendment, no Default or Event of Default shall have occurred and be continuing.
(iv)Representations and Warranties. The representations and warranties of each Loan Party set forth in Section 4 hereof are true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the Effective Date, both immediately prior to and immediately after giving effect to the terms contemplated by this Amendment, or, to the extent that such representation or warranty expressly relates to an earlier date, any such representation or warranty shall have been true and correct in all material respects as of such earlier date.
4.Representations and Warranties. In order to induce the other parties hereto to enter into this Amendment, each Loan Party hereby represents and warrants as of the Effective Date to the Lenders, which representations and warranties shall survive the execution and delivery of this Amendment, that:
(i)each of the representations and warranties made by any Loan Party set forth in the Credit Agreement or in any other Loan Document are true and correct in all material respects on and as of the date hereof, both immediately prior to and immediately after giving effect to the terms contemplated by this Amendment, with the same effect as though made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties are true and correct in all material respects as of such earlier date,
(ii)at the time of and immediately after giving effect to the terms of this Amendment, no Default or Event of Default has occurred and is continuing, and
(iii)as of the Effective Date, no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.
5.Effect of Amendment, Etc. Except as expressly set forth herein, (a) this Amendment shall not by implication or otherwise limit, impair or constitute a waiver of or
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otherwise affect the rights and remedies of the Lenders or the Agent, in each case under the Existing Credit Agreement or any other Loan Document; and (b) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document. Except as expressly set forth herein, each and every term, condition, obligation, covenant and agreement contained in the Existing Credit Agreement and any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect and the Borrower hereby reaffirms its obligations under the Loan Documents to which it is party. From and after the Effective Date, all references to the Existing Credit Agreement in any Loan Document and all references in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Existing Credit Agreement, shall, unless expressly provided otherwise, refer to the Amended Credit Agreement.
6.Miscellaneous. Section 11.8 (Governing Law), Section 11.9 (Consent to Jurisdiction and Venue) and Section 11.10 (Mutual Waiver of Jury Trial / Judicial Reference) of the Amended Credit Agreement are incorporated herein by reference, mutatis mutandis.
7.Loan Document. This Amendment shall be deemed to be a Loan Document.
8.Counterparts. This Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
9.Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
10.Reaffirmation. The Loan Parties signatory hereto hereby reaffirm their guaranties of the Obligations and reaffirm that the Obligations are and continue to be guaranteed and secured by the security interest granted by the Loan Parties in favor of the Lender, under the Loan Documents and, notwithstanding the effectiveness of this Amendment or any of the transactions contemplated hereby, such guarantees, grants of security interests and other obligations, and all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Loan Parties under such documents and
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agreements entered into with respect to the Obligations under the Amended Credit Agreement are hereby ratified and affirmed in all respects by the Loan Parties, and shall continue to be in full force and effect. Each Loan Party acknowledges that all references to “Credit Agreement” in the Loan Documents shall take into account the provisions of this Amendment and be a reference to the “Amended Credit Agreement”.
11.No Novation. By its execution of this Amendment, each of the parties hereto acknowledges and agrees that the terms of this Amendment do not constitute a novation, but, rather, a supplement of the terms of a pre-existing indebtedness and related agreement, as evidenced by the Credit Agreement.
[Signature Pages Follow]
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

NEUTRON HOLDINGS, INC., as the Borrower

By:	/s/ Ann Gugino
Name:	Ann Gugino
Title:	CFO
[Signature Page to First Amendment to Credit Agreement]

DIAMETER FINANCE ADMINISTRATION LLC, as Administrative Agent

By: Diameter Capital Partners LP, its sole member

By:	/s/ Michael Cohn
Name:	Michael Cohn
Title:	General Counsel & CCO
[Signature Page to First Amendment to Credit Agreement]

DLF MASTER INVESTMENTS I LLC, as a Lender

By: DLF I LLC, its sole member

By: Diameter Principal Finance Partnership LP, its special member

By:	/s/ Michael Cohn
Name:	Michael Cohn
Title:	General Counsel & CCO
[Signature Page to First Amendment to Credit Agreement]

APOLLO DEBT SOLUTIONS BDC, as a Lender

By: Apollo Credit Management, LLC, its investment adviser

By:	/s/ Kristin Hester
Name:	Kristin Hester
Title:	Vice President

APOLLO DIVERSIFIED CREDIT FUND, as a Lender

By:	/s/ Kristin Hester
Name:	Kristin Hester
Title:	Chief Legal Officer
[Signature Page to First Amendment to Credit Agreement]

SECOND AMENDMENT TO CREDIT AGREEMENT
This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of October 6, 2025, is made and entered into by and between NEUTRON HOLDINGS, INC., a Delaware corporation (the “Borrower”), the Lenders party hereto (together, the “Lenders”), and DIAMETER FINANCE ADMINISTRATION LLC, as Administrative Agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Agent”).
WHEREAS, the Borrower, the Lenders and Alter Domus (US) LLC, as Initial Administrative Agent, and Diameter Finance Administration LLC, as collateral agent for the Lenders, are parties to that certain Credit Agreement, dated as of October 5, 2023, as amended by First Amendment to Credit Agreement, dated as of August 28, 2024 (the “Existing Credit Agreement”, and the Existing Credit Agreement as modified by this Amendment, the “Amended Credit Agreement”);
WHEREAS, the Borrower has requested certain modifications to the Credit Agreement as set forth herein, and pursuant to Section 11.3(b) of the Existing Credit Agreement, the Borrower, the Lenders party hereto, constituting the Required Lenders, and the Agent are permitted to amend the Existing Credit Agreement and desire to amend the Existing Credit Agreement on the terms and conditions set forth herein.
WHEREAS, the Required Lenders authorize and direct the Agent to enter into this Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Definitions. Except as otherwise expressly provided herein, capitalized terms used in this Amendment shall have the meanings given in the Existing Credit Agreement, and the rules of interpretation set forth in the Existing Credit Agreement shall apply to this Amendment.
2.Amendment to Existing Credit Agreement. Subject to the satisfaction of the conditions precedent specified in Section 3 below, effective as of the Effective Date:
(i)The following defined term “Swap Contracts” is added to Section 1.1 Certain Defined Terms:
““Swap Contract” means (a) any and all rate swap transactions, forward rate transactions, commodity swaps, forward commodity contracts, forward foreign exchange transactions, currency swap transactions, cross-currency rate swap transactions, spot contracts, or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any other similar transactions or any combination of any of the foregoing, whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement, in each case for the purpose of hedging the foreign currency, interest rate or commodity risk associated with the operations. Notwithstanding the foregoing, Swap Contract shall not include any equity swaps, options or forwards to which the Borrower or any Subsidiary is party that are classified and accounted for in the Borrower’s stockholders’ equity under GAAP.”
(ii)The defined term “Permitted Indebtedness” in the Existing Credit Agreement is hereby amended by adding clause (t):
“(t)    Indebtedness incurred under any Swap Contracts entered into in the ordinary course of business, and not for speculative purposes, to protect against changes in interest rates or foreign exchange rates.”
(iii)The defined term “Permitted Investments” in the Existing Credit Agreement is hereby amended by adding clause (t):
“(t)    Investments in Swap Contracts permitted under clause (t) of the definition of “Permitted Indebtedness”.”
(iv)The defined term “Permitted Transfers” in the Existing Credit Agreement is hereby amended by adding clause (h):
“(h)    the unwinding of any Swap Contract in accordance with its terms.”
3.Effectiveness. This Amendment shall become effective only if and when each of the following conditions precedent are satisfied (the date on which all such conditions are so satisfied is referred to herein as the “Effective Date”):
(i)Counterparts. The Lenders shall have received executed counterparts of this Amendment, signed by the Borrower and the Lenders, and each such party shall have delivered its fully executed signature pages hereto to the Lenders.
(ii)Fees and Expenses. The Lenders shall have received payment for all fees and reasonable and documented out-of-pocket expenses required to be paid by the Borrower under any Loan Document that are invoiced to Borrower on or prior to the date hereof, including, the reasonable legal fees and expenses of Milbank LLP, special counsel to Lenders.
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(iii)No Default or Event of Default. As of the Effective Date, after giving effect to the terms of this Amendment, no Default or Event of Default shall have occurred and be continuing.
(iv)Representations and Warranties. The representations and warranties of each Loan Party set forth in Section 4 hereof are true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the Effective Date, both immediately prior to and immediately after giving effect to the terms contemplated by this Amendment, or, to the extent that such representation or warranty expressly relates to an earlier date, any such representation or warranty shall have been true and correct in all material respects as of such earlier date.
4.Representations and Warranties. In order to induce the other parties hereto to enter into this Amendment, each Loan Party hereby represents and warrants as of the Effective Date to the Lenders, which representations and warranties shall survive the execution and delivery of this Amendment, that:
(i)each of the representations and warranties made by any Loan Party set forth in the Credit Agreement or in any other Loan Document are true and correct in all material respects on and as of the date hereof, both immediately prior to and immediately after giving effect to the terms contemplated by this Amendment, with the same effect as though made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties are true and correct in all material respects as of such earlier date,
(ii)at the time of and immediately after giving effect to the terms of this Amendment, no Default or Event of Default has occurred and is continuing, and
(iii)as of the Effective Date, no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.
5.Effect of Amendment, Etc. Except as expressly set forth herein, (a) this Amendment shall not by implication or otherwise limit, impair or constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agent, in each case under the Existing Credit Agreement or any other Loan Document; and (b) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document. Except as expressly set forth herein, each and every term, condition, obligation, covenant and agreement contained in the Existing Credit Agreement and any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect and the Borrower hereby reaffirms its obligations under the Loan Documents to which it is party. From and after the Effective Date, all references to the Existing Credit Agreement in any Loan Document and all references in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Existing Credit Agreement, shall, unless expressly provided otherwise, refer to the Amended Credit Agreement.
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6.Miscellaneous. Section 11.8 (Governing Law), Section 11.9 (Consent to Jurisdiction and Venue) and Section 11.10 (Mutual Waiver of Jury Trial / Judicial Reference) of the Amended Credit Agreement are incorporated herein by reference, mutatis mutandis.
7.Loan Document. This Amendment shall be deemed to be a Loan Document.
8.Counterparts. This Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
9.Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
10.Reaffirmation. The Loan Parties signatory hereto hereby reaffirm their guaranties of the Obligations and reaffirm that the Obligations are and continue to be guaranteed and secured by the security interest granted by the Loan Parties in favor of the Lender, under the Loan Documents and, notwithstanding the effectiveness of this Amendment or any of the transactions contemplated hereby, such guarantees, grants of security interests and other obligations, and all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Loan Parties under such documents and agreements entered into with respect to the Obligations under the Amended Credit Agreement are hereby ratified and affirmed in all respects by the Loan Parties, and shall continue to be in full force and effect. Each Loan Party acknowledges that all references to “Credit Agreement” in the Loan Documents shall take into account the provisions of this Amendment and be a reference to the “Amended Credit Agreement”.
11.No Novation. By its execution of this Amendment, each of the parties hereto acknowledges and agrees that the terms of this Amendment do not constitute a novation, but, rather, a supplement of the terms of a pre-existing indebtedness and related agreement, as evidenced by the Credit Agreement.
[Signature Pages Follow]
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

NEUTRON HOLDINGS, INC., as the Borrower

By:	/s/ Ann Gugino
Name:	Ann Gugino
Title:	CFO

DIAMETER FINANCE ADMINISTRATION LLC, as Administrative Agent

By:	/s/ Michael Cohn
Name:	Michael Cohn
Title:	General Counsel
[Signature Page to Second Amendment to Credit Agreement]

DLF MASTER INVESTMENTS I LLC, as a Lender

By: DLF I LLC, its sole member

By: Diameter Principal Finance Partnership LP, its special member

By:	/s/ Michael Cohn
Name:	Michael Cohn
Title:	General Counsel
[Signature Page to Second Amendment to Credit Agreement]

APOLLO DEBT SOLUTIONS BDC, as a Lender

By: Apollo Capital Credit Adviser, LLC, its investment adviser

By:	/s/ Kristin Hester
Name:	Kristin Hester
Title:	Vice President

APOLLO DIVERSIFIED CREDIT FUND, as a Lender

By: Apollo Capital Credit Adviser, LLC, its investment manager

By:	/s/ Kristin Hester
Name:	Kristin Hester
Title:	Vice President

ADL CLO 1 LLC, as a Lender

By: Apollo Debt Solutions BDC, its designated manager

By: Apollo Credit Management, LLC, its investment adviser

By:	/s/ Kristin Hester
Name:	Kristin Hester
Title:	Vice President

[Signature Page to Second Amendment to Credit Agreement]

THIRD AMENDMENT TO CREDIT AGREEMENT

    This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of March 13, 2026, is made and entered into by and between NEUTRON HOLDINGS, INC., a Delaware corporation (the “Borrower”), the Lenders party hereto (together, the “Lenders”), and DIAMETER FINANCE ADMINISTRATION LLC, as Administrative Agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Agent”).

    WHEREAS, the Borrower, the Lenders and Alter Domus (US) LLC, as Initial Administrative Agent, and Diameter Finance Administration LLC, as collateral agent for the Lenders, are parties to that certain Credit Agreement, dated as of October 5, 2023, as amended by First Amendment to Credit Agreement, dated as of August 28, 2024, and as further amended by Second Amendment to Credit Agreement, dated as of October 6, 2025 (the “Existing Credit Agreement”, and the Existing Credit Agreement as modified by this Amendment, the “Amended Credit Agreement”);

    WHEREAS, the Borrower has requested certain modifications to the Credit Agreement as set forth herein, and pursuant to Section 11.3(b) of the Existing Credit Agreement, the Borrower, the Lenders party hereto, constituting the Required Lenders, and the Agent are permitted to amend the Existing Credit Agreement and desire to amend the Existing Credit Agreement on the terms and conditions set forth herein.

WHEREAS, the Required Lenders authorize and direct the Agent to enter into this Agreement.

    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Definitions. Except as otherwise expressly provided herein, capitalized terms used in this Amendment shall have the meanings given in the Existing Credit Agreement, and the rules of interpretation set forth in the Existing Credit Agreement shall apply to this Amendment.

2.    Amendment to Existing Credit Agreement. Subject to the satisfaction of the conditions precedent specified in Section 3 below, effective as of the Effective Date:

(i)Clause (s) of the defined term “Permitted Indebtedness” in the Existing Credit Agreement is hereby amended by deleting the term “$75,000,000” and replacing such term with “$125,000,000”.

(ii)The defined term “Permitted Indebtedness” in the Existing Credit Agreement is hereby amended by adding clause (u):

“(u)    unsecured Indebtedness arising under Guarantees and similar instruments issued by the Borrower (including Guarantees issued by the Borrower in respect of the obligations of any of its Subsidiaries) in connection with any request for proposals, tenders, concessions, licenses, permits, franchises, contracts for goods, services or equipment, or other business operations, entered into with cities, municipalities, or any other Governmental Authority with whom the Borrower or any its Subsidiaries conducts or intends to conduct business, including all obligations, liabilities and indemnities arising thereunder, and, in each case, not in connection with any Indebtedness for borrowed money.”

(iii)The defined term “Permitted Investments” in the Existing Credit Agreement is hereby amended by adding clause (u):

“(u)    Indebtedness permitted under clause (u) of the definition of “Permitted Indebtedness” to the extent such Indebtedness constitutes Investments.”

(iv)The defined term “Permitted Investments” in the Existing Credit Agreement is hereby amended by amending and restating clause (c) as follows:

“(c) Repurchases by Borrower of its Equity Interests issued to departing managers, advisory members, officers, employees, consultants, directors or other service providers of Borrower, or departing officers, employees, consultants or other consultants of any Loan Party who are acting in such capacity on behalf of Borrower of Equity Interests of Borrower, provided that the aggregate amount of such repurchases per Fiscal Year shall not exceed $3,000,000 per Fiscal Year and no default known to Borrower or Event of Default shall have occurred or be continuing; provided further that, notwithstanding the foregoing, in connection with the settlement of Indebtedness represented by the promissory notes listed on Schedule 1B, Equity Interests of the Borrower may be repurchased or otherwise taken possession of by the Borrower, including through netting arrangements, so long as no default known to Borrower or Event of Default shall have occurred or be continuing;”

(v)Section 7.7 in the Existing Credit Agreement is hereby amended by amending and restating clause (c) as follows:

“(c) waive, release or forgive any Indebtedness (other than Indebtedness represented by promissory notes listed on Schedule 1B, which, for the avoidance of doubt, may be waived, released or forgiven by the Borrower as the Borrower may reasonably determine) owed by any departing employees, officers, managers or directors in excess of $750,000 in the aggregate so long as no default known to Borrower or Event of Default has occurred or is continuing;”

3.    Effectiveness. This Amendment shall become effective only if and when each of the following conditions precedent are satisfied (the date on which all such conditions are so satisfied is referred to herein as the “Effective Date”):

(i)    Counterparts. The Lenders shall have received executed counterparts of this Amendment, signed by the Borrower and the Lenders, and each such party shall have delivered its fully executed signature pages hereto to the Lenders.

(ii)     Fees and Expenses. The Lenders shall have received payment for all fees and reasonable and documented out-of-pocket expenses required to be paid by the Borrower under any Loan Document that are invoiced to Borrower on or prior to the date hereof, including, the reasonable legal fees and expenses of Milbank LLP, special counsel to Lenders.

    (iii)    No Default or Event of Default. As of the Effective Date, after giving effect to the terms of this Amendment, no Default or Event of Default shall have occurred and be continuing.

(iv)    Representations and Warranties. The representations and warranties of each Loan Party set forth in Section 4 hereof are true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the Effective Date, both immediately prior to and immediately after giving effect to the terms contemplated by this Amendment, or, to the extent that such representation or warranty expressly relates to an earlier date, any such representation or warranty shall have been true and correct in all material respects as of such earlier date.

    4.    Representations and Warranties. In order to induce the other parties hereto to enter into this Amendment, each Loan Party hereby represents and warrants as of the Effective Date to the Lenders, which representations and warranties shall survive the execution and delivery of this Amendment, that:
    (i)    each of the representations and warranties made by any Loan Party set forth in the Credit Agreement or in any other Loan Document are true and correct in all material respects on and as of the date hereof, both immediately prior to and immediately after giving effect to the terms contemplated by this Amendment, with the same effect as though made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties are true and correct in all material respects as of such earlier date,
    (ii)    at the time of and immediately after giving effect to the terms of this Amendment, no Default or Event of Default has occurred and is continuing, and
        (iii)    as of the Effective Date, no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

    5.    Effect of Amendment, Etc. Except as expressly set forth herein, (a) this Amendment shall not by implication or otherwise limit, impair or constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agent, in each case under the Existing Credit Agreement or any other Loan Document; and (b) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document. Except as expressly set forth herein, each and every term, condition, obligation, covenant and agreement contained in the Existing Credit Agreement and any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect and the Borrower hereby reaffirms its obligations under the Loan Documents to which it is party. From and after the Effective Date, all references to the Existing Credit Agreement in any Loan Document and all references in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Existing Credit Agreement, shall, unless expressly provided otherwise, refer to the Amended Credit Agreement.

    6.    Miscellaneous. Section 11.8 (Governing Law), Section 11.9 (Consent to Jurisdiction and Venue) and Section 11.10 (Mutual Waiver of Jury Trial / Judicial Reference) of the Amended Credit Agreement are incorporated herein by reference, mutatis mutandis.

    7.    Loan Document. This Amendment shall be deemed to be a Loan Document.

    8.    Counterparts. This Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

    9.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

    10.    Reaffirmation. The Loan Parties signatory hereto hereby reaffirm their guaranties of the Obligations and reaffirm that the Obligations are and continue to be guaranteed and secured by the security interest granted by the Loan Parties in favor of the Lender, under the Loan Documents and, notwithstanding the effectiveness of this Amendment or any of the transactions contemplated hereby, such guarantees, grants of security interests and other obligations, and all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Loan Parties under such documents and agreements entered into with respect to the Obligations under the Amended Credit Agreement are hereby ratified and affirmed in all respects by the Loan Parties, and shall continue to be in full force and effect. Each Loan Party acknowledges that all references to “Credit Agreement” in the Loan Documents shall take into account the provisions of this Amendment and be a reference to the “Amended Credit Agreement”.

    11.    No Novation. By its execution of this Amendment, each of the parties hereto acknowledges and agrees that the terms of this Amendment do not constitute a novation, but, rather, a supplement of the terms of a pre-existing indebtedness and related agreement, as evidenced by the Credit Agreement.

[Signature Pages Follow]

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

NEUTRON HOLDINGS, INC.,
as the Borrower

    By: /s/ Ann Gugino
Name: Ann Gugino
Title: Chief Financial Officer

[Signature Page to Third Amendment to Credit Agreement]

DIAMETER FINANCE ADMINISTRATION LLC, as Administrative Agent

By: /s/ Michael Cohn
Name: Michael Cohn
Title: General Counsel
[Signature Page to Third Amendment to Credit Agreement]

DLF MASTER INVESTMENTS I LLC,
as a Lender

By: DLF I LLC, its sole member

By: Diameter Principal Finance Partnership LP,
its special member

By: /s/ Michael Cohn
Name: Michael Cohn
Title: General Counsel
[Signature Page to Third Amendment to Credit Agreement]

APOLLO DEBT SOLUTIONS BDC, as a Lender

By: Apollo Capital Credit Adviser, LLC, its investment adviser

    By: /s/ Kristin Hester
Name: Kristin Hester
Title: Vice President

APOLLO DIVERSIFIED CREDIT FUND, as a Lender

By: Apollo Capital Credit Adviser, LLC, its investment manager

    By: /s/ Kristin Hester
Name: Kristin Hester
Title: Vice President

ADL CLO 1 LLC, as a Lender

By: Apollo Debt Solutions BDC, its designated manager

By: Apollo Credit Management, LLC, its investment adviser

    By: /s/ Kristin Hester
Name: Kristin Hester
Title: Vice President

ADL CLO 2 LLC, as a Lender

By: Apollo Debt Solutions BDC, its designated manager

By: Apollo Credit Management, LLC, its investment adviser

By: /s/ Kristin Hester
Name: Kristin Hester
Title: Vice President
[Signature Page to Third Amendment to Credit Agreement]